                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement               / /  Confidential, For Use of the Commission
/X/  Definitive Proxy Statement                   Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule
   14a-11(c) or Rule 14a-12

                             BOYKIN LODGING COMPANY
                (Name of Registrant as Specified in Its Charter)

       _________________________________________________________________

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing fee (Check the appropriate box):

   /X/     No fee required.

   / /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1)        Title of each class of securities to which transaction applies:
           ---------------------------------------------------------------------------------------------
           (2)        Aggregate number of securities to which transaction applies:
           ---------------------------------------------------------------------------------------------
           (3)        Per unit price or other underlying value of transaction computed pursuant to
                      Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ---------------------------------------------------------------------------------------------
           (4)        Proposed maximum aggregate value of transaction:
           ---------------------------------------------------------------------------------------------
           (5)        Total fee paid:
           ---------------------------------------------------------------------------------------------
   / /     Fee paid previously with preliminary materials:
           ---------------------------------------------------------------------------------------------
   / /     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)        Amount previously paid:

                      Not Applicable

           (2)        Form, Schedule or Registration Statement No.:

                      Not Applicable

           (3)        Filing Party:

                      Not Applicable

           (4)        Date Filed:

                      Not Applicable

                                                         PROXY STATEMENT
                                                         SELECTED FINANCIAL DATA
                                                         MANAGEMENT'S DISCUSSION
                                                         AND ANALYSIS
                                                         1998 CONSOLIDATED
                                                         FINANCIAL
                                                         STATEMENTS AND NOTES

--------------------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

To our Shareholders:

    The 1999 annual meeting of shareholders of Boykin Lodging Company will be held at the Cleveland Airport Marriott, 4277 West 150(th) Street, Cleveland, Ohio 44135, on Tuesday, May 25, 1999, beginning at 10:00 a.m., local time, for the following purposes:

        1.  To elect seven directors, each for a term of one year;

        2. To consider a proposal to approve an increase in the number of common shares reserved for issuance under our Long-Term Incentive Plan by seven hundred thousand (700,000), from one million (1,000,000) to one million seven hundred thousand (1,700,000);

        3. To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in the reports is contemplated; and

        4.  Any other matters that properly come before the meeting.

    Only shareholders of record at the close of business on April 7, 1999, will be entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope. The principal address of Boykin Lodging Company is Guildhall Building, Suite 1500, 45 W. Prospect Avenue, Cleveland, Ohio 44115.

                                        By order of the Board of Directors,

                                                    [SIGNATURE]

                                        Andrew C. Alexander,
                                        ASSISTANT SECRETARY

Dated: April 19, 1999

                            YOUR VOTE IS IMPORTANT.
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                             BOYKIN LODGING COMPANY

                                PROXY STATEMENT

                            ------------------------

                             QUESTIONS AND ANSWERS

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT?

Our Board of Directors is sending you this proxy statement to ask for your vote as a shareholder of Boykin Lodging Company on certain matters to be voted on at the upcoming annual meeting of shareholders. We are mailing this proxy statement and the accompanying notice and proxy, along with our Summary Annual Report to Shareholders, to you on or about April 19, 1999.

WHERE AND WHEN IS THE ANNUAL MEETING OF SHAREHOLDERS?

Our annual meeting of shareholders will be held at the Cleveland Airport Marriott, 4277 West 150(th) Street, Cleveland, Ohio 44135, on Tuesday, May 25, 1999, at 10:00 a.m., local time.

WHAT AM I VOTING ON?

You will vote on the election of seven directors and a proposal to approve an increase in the number of common shares reserved for issuance under our Long-Term Incentive Plan from 1,000,000 to 1,700,000. We are not aware of any other matter that will be presented for your vote at the meeting.

HOW DO I VOTE?

You can vote either in person by ballot at the annual meeting of shareholders or by completing and mailing the enclosed proxy card. If the enclosed proxy card is returned, the common shares represented by it will be voted as you direct.

WHO IS ENTITLED TO VOTE?

Only shareholders of record at the close of business on the record date, April 7, 1999, are entitled to receive notice of the annual meeting of shareholders and to vote the common shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon.

HOW MANY COMMON SHARES ARE ENTITLED TO VOTE?

As of the record date 17,061,638 common shares, without par value, were entitled to vote at the annual meeting of shareholders.

WHAT CONSTITUTES A QUORUM?

The presence at the annual meeting of shareholders, either in person or by proxy, of the holders of a majority of the outstanding common shares on the record date will constitute a quorum, permitting the conduct of the business of the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting of shareholders.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

You can change your vote at any time before your proxy is exercised by executing and delivering a later-dated proxy or by giving notice to us in writing at the address indicated on the attached Notice of Annual Meeting of Shareholders, or in open meeting. However, your presence alone at the annual meeting of shareholders will not operate to revoke your proxy.

WHAT HAPPENS IF I SIGN AND RETURN MY PROXY CARD BUT I DO NOT MARK ANY VOTE?

In the absence of any specification on your proxy card, the common shares represented by your proxy card will be voted to elect the director nominees set forth under the heading "Election of Directors" and FOR the proposal to increase the number of common shares reserved for issuance under our Long-Term Incentive Plan.

WHO CAN ATTEND THE ANNUAL MEETING OF SHAREHOLDERS?

All shareholders, or their duly appointed proxies, may attend the annual meeting of shareholders. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your brokerage statement reflecting your ownership as of the record date.

WHO IS PAYING FOR THIS PROXY STATEMENT AND THE SOLICITATION EXPENSES?

We will pay the cost of this proxy statement and the cost of the solicitation of your proxies. In addition to solicitation of proxies by mail, regular employees of Boykin Lodging Company or its affiliates may solicit proxies by telephone or facsimile. Those employee will not receive any additional compensation for their participation in the solicitation.

WHAT ELSE AM I RECEIVING WITH THIS PROXY STATEMENT?

In addition to the attached Notice of Annual Meeting of Shareholders and the enclosed proxy card, we are sending you our Summary Annual Report to Shareholders for the fiscal year ended December 31, 1998. Our audited consolidated financial statements and certain other financial information for the fiscal year ended December 31, 1998, are included as pages F-1 to F-34, inclusive, attached to this proxy statement.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

The Board of Directors recommends a vote for the election of the nominated slate of directors (see page 4) and for the proposal to increase the number of common shares reserved for issuance under our Long-Term Incentive Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows the amount of our common shares beneficially owned as of February 28, 1999, by: (a) our directors (all of whom are also nominees for director); (b) each other person who is known by us to own beneficially more than 5% of our outstanding common shares; (c) our chief executive officer and the four other most highly compensated executive officers named in the Summary Compensation Table; and (d) our executive officers and directors as a group.

                                                                                       NUMBER OF SHARES
                                                                                         BENEFICIALLY       PERCENT
NAME OF BENEFICIAL OWNER(1)                                                                  OWNED         OF CLASS
-------------------------------------------------------------------------------------  -----------------  -----------
Robert W. Boykin(2)..................................................................        212,766(3)        1.25%
Mark L. Bishop.......................................................................         56,980(4)            *
Richard C. Conti.....................................................................          3,212               *
Paul A. O'Neil(2)....................................................................         58,109(5)            *
Albert T. Adams......................................................................         10,000(6)            *
Raymond P. Heitland(2)...............................................................         41,667(7)            *
Lee C. Howley, Jr....................................................................         14,500(6)(8)          *
Frank E. Mosier......................................................................         14,000(6)            *
William H. Schecter..................................................................         11,000(6)            *
Ivan J. Winfield.....................................................................         11,000(6)            *
All Executive Officers and Directors as a Group (11 persons).........................        433,234           2.54%

------------------------

*   Less than 1%.

(1) Unless otherwise indicated, a beneficial owner has sole voting and investment power with respect to all common shares set forth opposite his name.

(2) Robert W. Boykin owns 577,112 limited partnership interests ("Units") in Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Partnership"); John E. Boykin and William J. Boykin, Robert W. Boykin's brother and father, own 484,381 and 150,000 Units, respectively; and Raymond
    P. Heitland and Paul A. O'Neil own 10,650 and 1,400 Units, respectively. Each of them may cause the Partnership to purchase his Units on or after November 4, 1999, for cash (the purchase price of one Unit, subject to certain factors, being equal to the market value of one common share of Boykin Lodging Company). However, we may elect, subject to certain conditions, to deliver our common shares, in lieu of cash, in exchange for tendered Units. Assuming conversion of their Units into common shares, Robert W. Boykin and John E. Boykin would beneficially own 4.36% and 2.78%, respectively, of our common shares. Each of William J. Boykin, Raymond P. Heitland and Paul A. O'Neil would beneficially own less than 1% of the outstanding common shares. Currently, we own a 92.1% general partnership interest in the Partnership.

(3) Includes 171,666 common shares which Mr. Boykin has the right to acquire through the exercise of share options, 20,000 common shares which are owned by Boykin Management Company Limited Liability Company, an Ohio limited liability company, of which Mr. Boykin indirectly owns approximately a 54% equity interest, and 21,000 common shares owned by Rowboy Trading Holdings LLC, a Delaware limited liability company, of which Mr. Boykin is the managing member.

(4) Represents 55,000 common shares which Mr. Bishop has the right to acquire through the exercise of share options and 1,980 common shares held by the estate of Mr. Bishop's father, of which Mr. Bishop is the trustee.

(5) Includes 55,000 common shares which Mr. O'Neil has the right to acquire through the exercise of share options.

(6) Includes 10,000 common shares that each of Messrs. Adams, Howley, Mosier, Schecter and Winfield the right to acquire through the exercise of share options.

(7) Includes 31,666 common shares, which Mr. Heitland has the right to acquire through the exercise of share options.

(8) Includes 4,500 common shares owned by the Howley Family Partnership, which is owned equally by Mr. Howley and his wife.

                             ELECTION OF DIRECTORS

    In accordance with our Code of Regulations, the number of directors has been fixed at seven. At the annual meeting of shareholders, the shares represented by proxies, unless otherwise specified, will be voted for the election of the seven nominees hereinafter named, each to serve until the next annual meeting of shareholders. Under Ohio law and our Amended and Restated Articles of Incorporation, as amended, abstentions and broker non-votes, if any, will not be counted in favor of or against any nominee. Director nominees who receive the greatest number of affirmative votes will be elected directors.

    The director nominees are identified in the following table. Each is currently a director and was elected as a director at last year's annual meeting of shareholders.

    If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                                              EXPIRATION
                                                                                                  PERIOD       OF TERM
                                                         PRINCIPAL OCCUPATION                   OF SERVICE    FOR WHICH
NAME                             AGE                   AND BUSINESS EXPERIENCE                AS A DIRECTOR    PROPOSED
---------------------------      ---      --------------------------------------------------  --------------  ----------

Robert W. Boykin                     49   Chairman of the Board of Directors,                  1996 to date      2000
                                          President and Chief Executive Officer of
                                          Boykin Lodging Company

Raymond P. Heitland                  63   Retired Chief Financial Officer of                   1996 to date      2000
                                          Boykin Lodging Company

Albert T. Adams                      48   Partner, Baker & Hostetler LLP                       1996 to date      2000

Lee C. Howley, Jr.                   51   Owner and President, Howley & Company                1996 to date      2000

Frank E. Mosier                      68   Retired Vice Chairman BP America, Inc.               1996 to date      2000

William H. Schecter                  56   President, National City Capital                     1998 to date      2000
                                          Corporation; Senior Vice President,
                                          National City Corporation

Ivan J. Winfield                     64   Associate Professor at Baldwin-Wallace               1996 to date      2000
                                          College

    Each of the nominees for election as a director has engaged in the principal occupation or activity indicated for at least five years, except as described below.

    Mr. Boykin served as the President and Chief Executive Officer of Boykin Management Company from 1985 until November 1996. Mr. Heitland served as the Chief Financial Officer of Boykin Management Company from 1970 until November 1996 and as our Chief Financial Officer from November 1996 until his retirement in May 1998. Mr. Winfield served as managing partner of Coopers & Lybrand, L.L.P.'s Northeast Ohio practice from 1990 until October 1994.

    Mr. Adams is a director of Developers Diversified Realty Corporation, Associated Estates Realty Corporation, Captec Net Lease Realty, Inc., Dairy Mart Convenient Stores, Inc. and American Industrial Properties REIT. Mr. Howley is a director of Captec Net Lease Realty, Inc., LESCO, Inc. and International Total Services, Inc., and serves as Co-Chairman of the Rock and Roll Hall of Fame and Museum in Cleveland, Ohio. Mr. Mosier is a director of Associated Estates Realty Corporation. Mr. Schecter is a director of NatCity Investments, a registered investment company. Mr. Winfield is a director of HMI Industries, Inc., International Total Services, Inc., OfficeMax, Inc. and Rainbow Rental, Inc.

    Last year the Board of Directors held eight meetings. The Board of Directors has appointed an Audit Committee, an Executive Committee, a Compensation Committee and a Long-Term Incentive Plan Committee. The Board of Directors does not have a nominating committee. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he served.

    The Audit Committee comprises Messrs. Adams, Howley, Heitland, Mosier, Schecter and Winfield. Last year the Audit Committee held two meetings. The Audit Committee recommends annually to the Board of Directors our independent public accountants, reviews with the independent public accountants the arrangements for and scope of the audits to be conducted by them and the results of those audits, and reviews various financial and accounting matters affecting us.

    The Executive Committee comprises Messrs. Boykin, Heitland and Adams. Last year the Executive Committee did not hold any meetings but took action by unanimous written consent on five occasions. The Executive Committee, during the intervals between the meetings of the Board of Directors, possesses and may exercise all of the powers of the Board of Directors in the management of our business and affairs, except as otherwise provided (i) by law, (ii) in our Amended and Restated Articles of Incorporation, as amended, or in our Code of Regulations, or (iii) by action of the Board of Directors.

    The Compensation Committee comprises Messrs. Adams, Howley, Heitland, Mosier, Schecter and Winfield. Last year the Compensation Committee held two meetings. The Compensation Committee periodically reviews and determines the compensation, including fringe benefits and incentive compensation, of our officers and management personnel.

    The Long-Term Incentive Plan Committee, which comprises Messrs. Howley, Heitland, Mosier, Schecter and Winfield, administers our Long-Term Incentive Plan and determines the employees who may participate in the grant of any award (including share options), and the terms thereof, under the Long-Term Incentive Plan. Last year Long-Term Incentive Plan Committee held one meeting and took action by unanimous written consent on four occasions.

    DIRECTORS' COMPENSATION. Each director is compensated at the rate of $20,000 per year. Each director also receives $1,000 for attendance at each meeting of the Board of Directors and for each meeting of any committee on which he serves. Our employees and officers who are also directors are not paid any director fees. On December 2, 1998, each director who was not an employee of ours (Messrs. Adams, Howley, Heitland, Mosier, Schecter and Winfield) received an option for 5,000 common shares, exercisable at $13.47 per share on December 2, 1999 until the option expires in December 2008.

    Non-employee directors are permitted to defer all or a portion of their fees pursuant to our Directors' Deferred Compensation Plan. This plan, which is administered by our officers who are not eligible to participate in it, is unfunded and participants' contributions are converted to units, the value of which fluctuate according to the market value of our common shares. During their terms as directors, Mr. Adams and Mr. Heitland have deferred compensation represented by 4,309 and 1,828 units, respectively. On March 3, 1999, those units were valued at $54,805 and $23,250 respectively.

COMPENSATION COMMITTEE REPORT

    INTRODUCTION. Our Compensation Committee (the "Committee") is responsible for determining the compensation to be paid to our executive officers. The Committee is also responsible for making major policy decisions with respect to health care and other benefit plans. The Long-Term Incentive Plan is administered by our Long-Term Incentive Plan Committee.

    The Committee's philosophy with respect to the compensation of our executive officers is (i) to provide a competitive total compensation package that enables us to attract and retain qualified executives and align their compensation with our overall business strategies, and (ii) through the Long-Term Incentive Plan Committee, to provide each executive officer with a significant equity stake in us.

    To this end, the Committee determined executive compensation for 1998 with a focus on compensating executive officers based on their responsibilities and the Company's performance. The primary components of the Company's executive compensation program were (i) base salaries and certain other annual compensation, (ii) bonuses and (iii) share options.

    BASE SALARIES AND OTHER ANNUAL COMPENSATION. The base salaries and certain other compensation for our executive officers in 1998 were determined with reference to their experience in the industry, together with comparisons of compensation paid by companies of similar size in the real estate investment trust industry--including certain, but not all, of the companies included in NAREIT (the National Association of Real Estate Investment Trusts). The Committee also commissioned and considered a comprehensive survey of executive compensation in the lodging industry prepared by HVS International.

    The base salaries for Messrs. Boykin and Bishop are set forth in employment agreements entered into between us and them on November 4, 1996 in connection with our initial public offering. Under these agreements Messrs. Boykin and Bishop received annual base salaries in 1998 of $300,385 and $147,342, respectively. Messrs. Conti's and O'Neil's annual base salaries in 1998 were $168,269 and $153,602, respectively, and were paid under employment arrangements with them. See "Employment Agreements and Arrangements." In addition, the employment agreements and arrangements provide for use of an automobile, health insurance and certain other benefits. The Committee believes that these annual compensation packages are commensurate with Messrs. Boykin's, Bishop's, Conti's and O'Neil's experience and responsibility.

    BONUSES. Mr. Boykin is entitled to a bonus of from 10% to 90% of his annual base salary, Mr. Conti is entitled to a bonus of from 5% to 70% of his annual base salary and Messrs. Bishop and O'Neil are entitled to bonuses of from 5% to 45% of their annual base salaries, if funds from operations ("FFO") per common share for the year exceed, by 3% to 12% or more, the FFO per common share for the immediately preceding year. FFO means income (loss) before minority interest (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property (including furniture and equipment), plus real estate-related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

    SHARE OPTIONS. All of our executive officers are eligible to receive options to purchase common shares under our Long-Term Incentive Plan. Share options granted by the Long-Term Incentive Plan Committee are designed to encourage and enable our key employees to acquire a larger share ownership and personal financial interest in our company. The Compensation Committee believes that share option awards subject to periodic vesting enable us to attract and retain qualified individuals for service with us. Individual option grants, with exercise prices at least equal to the fair market value of our common shares on the date of grant, are determined by the Long-Term Incentive Plan Committee based on the executive's current performance, potential for future responsibility, and the impact of the particular executive officer's performance on our operational results. Share option awards made during the last fiscal year to our named executive officers are set forth in "Option Grants in Last Fiscal Year" on page 10 of this proxy statement.

                                          Albert T. Adams
                                          Raymond P. Heitland
                                          Lee C. Howley, Jr.
                                          Frank E. Mosier
                                          William H. Schecter
                                          Ivan J. Winfield

                             EXECUTIVE COMPENSATION

    The following information is set forth with respect to our Chief Executive Officer and each of our four other most highly compensated executive officers. We sometimes refer to the people listed in the table below as our "named executive officers." The amounts for 1996 reflect compensation paid by us from November 4, 1996 (the date of our initial public offering) through the end of the year. We did not pay compensation for any period prior to November 4, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                             OTHER    --------------------    ALL
                                                   ANNUAL COMPENSATION      ANNUAL    RESTRICTED             OTHER
                                               ---------------------------  COMPEN-     SHARE       SHARE   COMPEN-
                                               FISCAL    SALARY    BONUS    SATION     AWARD(S)    OPTIONS   SATION
NAME AND PRINCIPAL POSITION                     YEAR      ($)       ($)     ($)(1)       ($)       (#)(2)    ($)(3)
---------------------------------------------  ------   --------  --------  -------   ----------   -------  --------
Robert W. Boykin                                1998    $300,385  $ 30,000   --         --          50,000  $156,394
Chairman, President and                         1997     251,181   225,000   --         --          25,000   158,727
Chief Executive Officer                         1996      41,896    18,853   --         --         250,000     1,046
Richard C. Conti(4)                             1998     168,269    86,655(5)  --       --         170,139     1,390
Chief Operating Officer                         1997       --        --      --         --           --           --
                                                1996       --        --      --         --           --           --
Paul A. O'Neil(6)                               1998     153,602    42,662   --         --          10,000    30,000
Chief Financial Officer                         1997      87,453    88,625(7)  --       --          80,000    20,015
and Treasurer                                   1996       --        --      --         --           --        --
Mark L. Bishop                                  1998     147,342    42,350   --         --          10,000    34,500
Senior Vice President--                         1997     140,454    63,000   --         --           5,000    30,947
Acquisition                                     1996      23,462     4,962   --         --          75,000     --
Michael D. Murphy(8)                            1998     140,769    25,000   --         --          59,316     --
Senior Vice President--                         1997       --        --      --         --           --        --
Acquisition                                     1996       --        --      --         --           --        --

------------------------

(1) No named executive officer received total perquisites and other personal benefits above the threshold amounts specified in the regulations of the Securities and Exchange Commission.

(2) See the Option table on page 10 for a schedule of options vesting.

(3) Amounts shown in 1998 represent our contributions on behalf of Messrs. Boykin, O'Neil and Bishop to our money purchase pension plan and on behalf of Mr. Boykin ($6,600) and Mr. Bishop ($4,500) to our nonqualified savings plan. Of the amount shown for Mr. Boykin in 1998, $119,794 constitutes the aggregate amount of life insurance premiums paid by us on two split-dollar life insurance policies. The amount shown for Mr. Conti in 1998 represents life insurance premiums paid by us on Mr. Conti's behalf. Amounts shown in 1997 represent our contribution on behalf of Messrs. Boykin, O'Neil and Bishop to our money purchase pension plan and on behalf of Mr. Boykin ($6,600) and Mr. Bishop ($2,625) to our nonqualified savings plan. In addition, of the amount shown for Mr. Boykin in 1997, $122,127 constitutes the aggregate amount of life insurance premiums paid by the us on two split-dollar life insurance policies.

(4) Mr. Conti started his employment with us on May 1, 1998.

(5) Includes 2,000 shares granted to Mr. Conti in May 1998 under our Long-Term Incentive Plan.

(6) Mr. O'Neil started his employment with us on May 20, 1997.

(7) Includes 1,000 shares granted to Mr. O'Neil on December 2, 1997 under our Long-Term Incentive Plan.

(8) Mr. Murphy started his employment with us on January 26, 1998. Mr. Murphy resigned his employment on February 26, 1999.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

    Robert W. Boykin and Mark L. Bishop entered into employment contracts with us in connection with our November 1996 initial public offering. Mr. Boykin's agreement provides for an initial three-year term that is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate the agreement by giving two years' prior written notice. The agreement for Mr. Bishop provides for a one-year term that is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate the agreement by giving six months' prior written notice. Mr. Boykin and Mr. Bishop are prohibited from competing with us during the terms of their respective employment agreement and, in the case of Mr. Boykin, for a term of two years thereafter and, in the case of Mr. Bishop, for a term of six months thereafter.

    Both agreements provide for the annual base salary and bonus described under the Compensation Committee Report, and for the use of an automobile, medical and dental benefits, vacation and sick leave and certain additional compensation. Mr. Boykin's employment agreement also provides for membership in a country club, a golf club and a downtown business club, and for certain life insurance benefits.

    In May 1997, we entered into an employment arrangement with Paul A. O'Neil. The arrangement provides for an initial one-year term that will be extended for an additional year at the end of each year of the arrangement, subject to the right of either party to terminate the arrangement by giving six months' prior written notice. Mr. O'Neil is entitled to the use of an automobile, medical and dental benefits, vacation and sick leave, and certain additional benefits available to our other executive officers.

    In May 1998, we entered into an employment arrangement with Richard C. Conti. The arrangement provides for the annual base salary and bonus described under the Compensation Committee Report, and for the use of an automobile, medical and dental benefits, vacation and sick leave and certain additional compensation.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                                 ----------------------------                         POTENTIAL REALIZABLE
                                                  PERCENTAGE OF                                         VALUE AT ASSUMED
                                                  TOTAL OPTIONS                                      ANNUAL RATES OF STOCK
                                                   GRANTED TO                                        PRICE APPRECIATION FOR
                                                    EMPLOYEES      EXERCISE                              OPTION TERM(3)
                                      OPTIONS       IN FISCAL        PRICE         EXPIRATION      --------------------------
NAME                                GRANTED(1)       YEAR(2)       ($/SHARE)          DATE              5%           10%
----------------------------------  -----------  ---------------  -----------  ------------------  ------------  ------------
Robert W. Boykin..................      50,000           14.7%     $   13.47   December 2008       $    423,500  $  1,073,500
Richard C. Conti..................     150,000(4)         44.1%    $   23.53   May 2008            $  2,220,000  $  5,625,000
                                        20,139            5.9%     $   13.47   December 2008       $    170,577  $    432,384
Paul A. O'Neil....................      10,000            2.9%     $   13.47   December 2008       $     84,700  $    214,700
Mark L. Bishop....................      10,000            2.9%     $   13.47   December 2008       $     84,700  $    214,700
Michael D. Murphy.................      50,000(5)         14.6%    $   24.56   February 2008       $    772,500  $  1,957,000
                                         9,316(5)          2.7%    $   13.47   December 2008       $     78,906  $    200,014

------------------------

(1) Options are not exercisable during the first 12 months after the date of grant, except as noted in footnotes 4 and 5, below.

(2) Based on 340,483 share options granted to all employees during 1998.

(3) These amounts are based on hypothetical appreciation rates of 5% and 10% and are not intended to forecast the actual future appreciation of our common shares. No gain to optionees is possible without an actual increase in the price of our common shares, which would benefit all of our shareholders. All calculations are based on a ten-year option period.

(4) The option was granted in May 1998 in connection with Mr. Conti's commencement of employment. The option provides for vesting with respect to 50,000 shares in each of May 1999, May 2000 and May 2001.

(5) The option was granted in February 1998 in connection with Mr. Murphy's commencement of employment. The option provides for vesting with respect to 16,667 shares in each of February 1999 and February 2000 and 16,666 shares in February 2001. Mr. Murphy resigned his employment with us on February 26, 1999. Therefore, the vested portion of his options (16,667 shares) will not be exercisable after May 27, 1999 and the unvested portions of his options effectively terminated upon his resignation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                              VALUE OF
                                                                                            NUMBER OF        UNEXERCISED
                                                                                           UNEXERCISED      IN-THE-MONEY
                                                                                           OPTIONS AT        OPTIONS AT
                                                                                             FISCAL            FISCAL
                                                            SHARES           VALUE         YEAR-END(#)      YEAR-END ($)
                                                          ACQUIRED ON      REALIZED       EXERCISABLE/      EXERCISABLE/
NAME                                                     EXERCISE (#)         ($)         UNEXERCISABLE     UNEXERCISABLE
------------------------------------------------------  ---------------  -------------  -----------------  ---------------
Robert W. Boykin......................................            --              --      171,666/153,334       -0-/-0-
Richard C. Conti......................................            --              --           --/170,139       -0-/-0-
Paul A. O'Neil........................................            --              --       55,000/35,000        -0-/-0-
Mark L. Bishop........................................            --              --       55,000/35,000        -0-/-0-
Michael D. Murphy.....................................            --              --           --/59,316        -0-/-0-

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Albert T. Adams, a member of the Compensation Committee, is a partner in Baker & Hostetler LLP, which acts as our general outside legal counsel. We expect that Baker & Hostetler LLP will continue to provide legal services in that capacity in 1999. Raymond P. Heitland, a member of the Compensation Committee, was our Chief Financial Officer until his retirement in May 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    We own a 92.1% general partnership interest ("Units") in Boykin Hotel Properties, L.P. (the "Partnership"). We conduct all our business through the Partnership. Robert W. Boykin, our Chairman, President and Chief Executive Officer, owns, directly and indirectly, 577,112 Units (a 3.5% limited partnership interest) in the Partnership. John E. Boykin and William J. Boykin, Robert W. Boykin's brother and father, own 484,381 and 150,000 Units, respectively. Raymond P. Heitland, one of our directors and our Chief Financial Officer until his retirement in May 1998, and Paul A. O'Neil, our Chief Financial Officer and Treasurer, own 10,650 and 1,400 Units, respectively. The Partnership owns 25 hotels that it leases, under percentage leases, to Boykin Management Company Limited Liability Company and its wholly owned subsidiary, Westboy LLC (together, "BMC"). Robert W. Boykin and his brother John E. Boykin indirectly own approximately 53.8% and 46.2% equity interests, respectively, in BMC. John E. Boykin is a director and the secretary of BMC, and Robert W. Boykin and Paul A. O'Neil are directors of BMC. For the fiscal year ended December 31, 1998, BMC paid to the Partnership approximately $56.7 million in rent. In 1999, BMC will continue to pay the Partnership rent under the percentage leases. We believe that the leases with BMC are as favorable to the Partnership and us as leases with independent third parties would be.

    We paid Spectrum Design Services, a wholly owned subsidiary of BMC, $672,000 for services in 1998. Of this amount $290,000 was for design services, $285,000 was for purchasing services and $97,000 was for the reimbursement of expenses incurred while performing services for our hotels in 1998. Robert W. Boykin's wife is the President of Spectrum Design Services. We expect to continue to do business with Spectrum Design Services in 1999.

    Albert T. Adams, one of our directors, is a partner in Baker & Hostetler LLP, which acts as our general outside legal counsel. We expect that Baker & Hostetler LLP will continue to provide legal services in that capacity in 1999.

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in our common shares with the cumulative total return of a hypothetical investment in each of the New York Stock Exchange Market Index and the Media General Financial Services, Inc. Industry Group 443 (REIT--Hotels/Motels) Index(1) based on the respective market price of each such investment at the dates indicated below and assuming in each case an initial investment of $100 on October 30, 1996, and reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           BOYKIN LODGING CO.   REIT - HOTEL/MOTEL    NYSE MARKET INDEX
10/30/96                100.00               100.00               100.00
12/31/96                121.50               117.40               105.25
3/31/97                 112.93               122.68               107.11
6/30/97                 125.98               128.44               124.42
9/30/97                 143.19               155.18               134.45
12/31/97                144.01               149.15               138.58
3/31/98                 137.43               146.87               155.72
6/30/98                 120.65               131.00               157.86
9/30/98                  88.21                90.45               137.53
12/31/98                 75.17                77.84               163.82

------------------------

(1) As a result of an internal restructuring of its industry group classification system in 1998, Media General Financial Services no longer supports the Industry Group 432 (Real Estate Investment Trusts) Index that was included in last year's proxy statement. We are now using a similar industry group, Industry Group 443 (REIT--Hotels/Motels), as our peer group. The index figures for the old Industry Group 432 are no longer available.

PROPOSAL ONE--AMENDMENT TO THE LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER
  OF COMMON SHARES AVAILABLE FOR AWARDS.

    Our Long-Term Incentive Plan, which is referred to as the "Plan," was adopted by our Board of Directors and approved by our shareholder on June 18, 1996. At that time, a total of one million common shares were reserved for issuance pursuant to awards granted under the Plan. This represented about 10.5% of our outstanding common shares at the end of 1996. By the end of 1998, we had granted options or other awards under the Plan for 888,983 common shares.

SUMMARY OF THE PLAN

- The purpose of the Plan is to promote our long-term growth and profitability by enabling us to attract, retain and reward key employees and to strengthen the common interests of such employees and our shareholders by offering our employees equity or equity-based incentives. Approximately 13 employees are currently eligible to participate in the Plan.

- Grants of incentive or nonqualified share options, restricted shares, deferred shares, share purchase rights, share appreciation rights in tandem with options, other share-based awards, or any combination thereof, may be made under the Plan.

- The Long-Term Incentive Plan Committee (the "Plan Committee") administers the Plan and determines who receives awards, the type and amount of awards, the consideration, if any, to be paid for awards, the timing of awards and the terms and conditions of awards. The Plan Committee has the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it considers advisable and to interpret the terms and provisions of the Plan and any award issued under the Plan. The Plan Committee is composed of members of the Board of Directors, each of whom is a "non-employee" director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

- Share options granted under the Plan are exercisable at such time or times as the Plan Committee determines at the time of grant. However, share options granted under the Plan may not be exercised for a period of six month and one day from the date of grant. Unless otherwise determined by the Plan Committee, the unexercised portion of any share option granted under the Plan will terminate 90 days after the grantee of such option ceases to be an employee of ours.

- The exercise price of a share option granted under the Plan may not be less than 100% of the fair market value of our common shares on the date the option is granted.

- No participant in the Plan may be granted share options or other share awards in any calendar year for more than 250,000 common shares.

- The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

- The Plan provides for vesting, exercise or forfeiture of rights granted under the Plan on retirement, death, disability, termination of employment or a change of control.

- The Board of Directors may modify, suspend or terminate the Plan as long as it does not impair the rights thereunder of any participant.

- The Plan expires on May 30, 2006.

MATERIAL CHANGE EFFECTED BY THE AMENDMENT

    We are seeking shareholder approval to amend the Plan only to increase the number of common shares available for awards under the Plan. On March 2, 1999, in the belief that the Plan is accomplishing its objectives, our Board of Directors unanimously approved an amendment to the Plan, subject to shareholder approval, to increase by 700,000 the number of common shares available for awards under the Plan. As described under the section heading "Compensation Committee Report," we have made annual grants of share options to our executive officers. We believe that the use of share-based benefits as part of our compensation package is of great importance in promoting our growth and continued success and is thus of substantial benefit to our shareholders and us.

    The authorization of the additional 700,000 common shares is expected to help us achieve our goal of promoting our long-term growth and profitability by enabling us to attract, retain and reward key employees. Without the additional shares being available under the Plan we would have insufficient shares to make annual grants of share options to our executive officers and could be disadvantaged in attracting and retaining key employees.

    The proposed increase represents approximately 4.1% of our outstanding common shares. If the increase is approved the total amount of common shares authorized under the Plan would be less than 10.0% of our outstanding common shares.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of our common shares present at the annual meeting of shareholders, either in person or by properly executed proxy, is required to approve Proposal One.

    Under Ohio law and our Amended and Restated Articles of Incorporation, as amended, abstentions and broker non-votes, if any, with respect to Proposal One will in effect be votes against the proposal.

    The Board of Directors recommends that you vote FOR Proposal One.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") at our 2000 annual meeting of shareholders must be received by us at Guildhall Building, Suite 1500, 45 W. Prospect Avenue, Cleveland, Ohio 44115, on or before December 21, 1999, for inclusion in our proxy statement and form of proxy relating to the 2000 annual meeting of shareholders. In order for a shareholder's proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by us at that address not later than March 5, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and owners of more than 10% of our common shares, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).

    To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners were complied with, except that Mr. Howley failed to report three transactions on a timely basis.

                                 OTHER MATTERS

    We have not selected our independent accountants for the current fiscal year. This selection will be made later in the year by the Board of Directors. Representatives of Arthur Andersen LLP, which served as our independent public accountants during 1998, are expected to be present at the annual meeting of shareholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    The form of proxy permits specification of a vote for the election of directors as set forth under the heading "Election of Directors," the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. In addition, the form of proxy permits specification of a vote for, against or to abstain on the proposal to increase the number of common shares available for issuance under the Long-Term Incentive Plan.

    If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matter that will be presented for action at the annual meeting of shareholders.

                                    By order of the Board of Directors,

                                                [SIGNATURE]

                                    ANDREW C. ALEXANDER,
                                    ASSISTANT SECRETARY

Dated: April 19, 1999

                             BOYKIN LODGING COMPANY

                        AS OF DECEMBER 31, 1998 AND 1997

                         INDEX TO FINANCIAL STATEMENTS

SELECTED FINANCIAL DATA:
Boykin Lodging Company Selected Historical Operating and Financial Data..............        F-2
Boykin Lodging Company Selected Pro Forma Operating and Financial Data...............        F-3
Boykin Management Company Limited Liability Company Selected Historical and
  Pro Forma Operating and Financial Data.............................................        F-5
Initial Hotels Selected Combined Historical Financial Data...........................        F-5

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS.........................................................................        F-6

CONSOLIDATED FINANCIAL STATEMENTS OF BOYKIN LODGING COMPANY:
Report of Independent Public Accountants.............................................       F-14
Consolidated Balance Sheets as of December 31, 1998 and 1997.........................       F-15
Consolidated Statements of Operations for the Years Ended December 31, 1998 and 1997
  and the Period February 8, 1996 (Inception) through December 31, 1996..............       F-16
Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1998
  and 1997 and the Period February 8, 1996 (Inception) through December 31, 1996.....       F-17
Consolidated Statements of Cash Flows for the Years Ended December 31, 1998 and 1997
  and the Period February 8, 1996 (Inception) through December 31, 1996..............       F-18
Notes to Consolidated Financial Statements...........................................       F-19

                             BOYKIN LODGING COMPANY

                SELECTED HISTORICAL OPERATING AND FINANCIAL DATA

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                                    PERIOD FROM
                                                                                                    NOVEMBER 4,
                                                                         YEAR ENDED    YEAR ENDED     1996 TO
                                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                            1998          1997          1996
                                                                        ------------  ------------  ------------
OPERATING DATA:
  Total revenues......................................................   $   70,122    $   38,266    $    3,378
  Total expenses......................................................       47,921        20,832         2,537
                                                                        ------------  ------------  ------------
  Income before minority interest and extraordinary item..............       22,201        17,434           841
  Minority interest...................................................       (2,059)       (2,210)          (40)
                                                                        ------------  ------------  ------------
  Income before extraordinary item....................................       20,142        15,224           801
  Extraordinary item--loss on early extinguishment of debt, net of
    minority interest.................................................       (1,138)         (882)       (4,908)
                                                                        ------------  ------------  ------------
  Net income (loss) applicable to common shares.......................   $   19,004    $   14,342    $   (4,107)
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
EARNINGS PER SHARE:
  Net income (loss) per common share:
    Basic.............................................................   $     1.25    $     1.51    $     (.46)
    Diluted...........................................................   $     1.25    $     1.49    $     (.45)
  Weighted average number of common shares outstanding:
    Basic.............................................................       15,252         9,523         8,981
    Diluted...........................................................       15,252         9,595         9,036

OTHER DATA:
  Funds from operations(1)............................................   $   42,805    $   27,381    $    2,185
  Net cash provided by operating activities...........................   $   39,960    $   29,477    $      329
  Net cash used for investing activities..............................   $ (299,784)   $ (110,554)   $   (1,824)
  Net cash provided by financing activities...........................   $  263,612    $   61,570    $   22,857
  Dividends declared..................................................   $   30,685    $   17,150    $    2,700
  Weighted average number of common shares and units outstanding......       16,549        10,883        10,359

                                                                                              AS OF DECEMBER 31,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
BALANCE SHEET DATA:
  Investment in hotel properties, net.....................................................  $  595,132  $  231,651
  Total assets............................................................................     615,062     238,855
  Total debt..............................................................................     286,000      91,750
  Minority interest in Partnership........................................................      11,710      13,054
  Shareholders' equity....................................................................     286,216     114,815

                             BOYKIN LODGING COMPANY
                SELECTED PRO FORMA OPERATING AND FINANCIAL DATA
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                               1998        1997
                                                                                            ----------  ----------
OPERATING DATA:
  Total revenues..........................................................................  $   83,360  $   81,070
  Total expenses..........................................................................      60,170      57,206
                                                                                            ----------  ----------
  Income before minority interest and extraordinary item..................................      23,190      23,864
  Minority interest.......................................................................      (2,079)     (1,752)
                                                                                            ----------  ----------
  Income before extraordinary item applicable to common shares............................  $   21,111  $   22,112
                                                                                            ----------  ----------
                                                                                            ----------  ----------
EARNINGS PER SHARE:
  Income before extraordinary item per common share:
    Basic.................................................................................  $     1.24  $     1.30
    Diluted...............................................................................  $     1.24  $     1.29
  Weighted average number of common shares outstanding
    Basic.................................................................................      17,044      17,037
    Diluted...............................................................................      17,044      17,109

OTHER DATA:
  Funds from operations(1)................................................................  $   48,667  $   50,165
  Net cash provided by operating activities(2)............................................  $   49,319  $   50,772
  Net cash used for investing activities(3)...............................................  $  (11,455) $  (10,988)
  Net cash used for financing activities(4)...............................................  $  (34,470) $  (33,003)
  Weighted average number of common shares and units outstanding..........................      18,335      18,335

------------------------

(1) The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines funds from operations ("FFO") as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for a company's portion of these items related to unconsolidated entities and joint ventures. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating, financing and investing activities, it provides investors with an indication of our ability to incur and service debt, make capital expenditures and fund other cash needs.

    We compute FFO in accordance with standards established by NAREIT which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to GAAP net income as an indication of our financial performance or to cash flow from operating activities determined by GAAP as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including its ability to make cash distributions. FFO may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions, and other commitments and uncertainties. The following is a reconciliation between net income and FFO (in thousands):

                                                         HISTORICAL        HISTORICAL
                                                         YEAR ENDED       PERIOD ENDED  PRO FORMA FOR YEARS
                                                        DECEMBER 31,      DECEMBER 31,   ENDED DECEMBER 31,
                                                    --------------------  ------------  --------------------
                                                      1998       1997         1996        1998       1997
                                                    ---------  ---------  ------------  ---------  ---------
Net income (loss).................................  $  19,004  $  14,342   $   (4,107)  $  21,111  $  22,112
Real estate related depreciation and
  amortization....................................     21,265     10,148        1,344      26,256     26,270
Minority interest.................................      2,059      2,210           40       2,079      1,752
Extraordinary item................................      1,138        882        4,908          --         --
FFO applicable to joint venture minority
  interest........................................       (661)      (201)          --        (779)        31
                                                    ---------  ---------  ------------  ---------  ---------
Funds from operations.............................  $  42,805  $  27,381   $    2,185   $  48,667  $  50,165
                                                    ---------  ---------  ------------  ---------  ---------
                                                    ---------  ---------  ------------  ---------  ---------

(2) For pro forma purposes, net cash provided by operating activities represents net income before depreciation of real estate assets, amortization of deferred financing costs and minority interest including adjustments for the joint venture minority interest therein. For pro forma purposes, no effect has been given to changes in working capital assets and liabilities.

(3) For pro forma purposes, net cash used for investing activities represents 4% of hotel revenues for the applicable period. For those hotels which are owned through a joint venture, only our percentage interest in such hotel revenues is considered in the calculation.

(4) For pro forma purposes, net cash used for financing activities represents estimated dividends and distributions based upon our historical annual dividend rate of $1.88 and $1.80 per common share in 1998 and 1997, respectively and the pro forma weighted average number of common shares and units outstanding during the applicable period.

              BOYKIN MANAGEMENT COMPANY LIMITED LIABILITY COMPANY

                  SELECTED HISTORICAL AND PRO FORMA OPERATING
                               AND FINANCIAL DATA

                             (AMOUNTS IN THOUSANDS)

                                                                           HISTORICAL
                                                                             PERIOD
                                                                        FROM NOVEMBER 4,
                                                                        1996 (INCEPTION        (UNAUDITED)
                                                HISTORICAL YEAR ENDED          OF          PRO FORMA YEAR ENDED
                                                     DECEMBER 31,        OPERATIONS) TO        DECEMBER 31,
                                                ----------------------    DECEMBER 31,    ----------------------
                                                   1998        1997           1996           1998        1997
                                                ----------  ----------  ----------------  ----------  ----------
OPERATING DATA:
  Room revenue................................  $  148,643  $   72,751     $    7,684     $  150,169  $  149,677
  Food and beverage revenue...................      71,925      30,229          3,976         72,501      72,669
  Other hotel revenue.........................      15,085       7,568            620         15,245      14,842
                                                ----------  ----------        -------     ----------  ----------
    Total hotel revenues......................     235,653     110,548         12,280        237,915     237,188
  Other revenue...............................       2,407       2,477            382          2,407       2,477
                                                ----------  ----------        -------     ----------  ----------
  Total revenues..............................     238,060     113,025         12,662        240,322     239,665
  Operating expenses..........................     170,162      75,891          9,748        171,782     169,077
  Cost of goods sold of non-hotel
    operations................................         427         619            102            427         619
  Percentage lease expense....................      67,424      34,834          3,258         68,078      69,630
                                                ----------  ----------        -------     ----------  ----------
  Total expense...............................     238,013     111,344         13,108        240,287     239,326
                                                ----------  ----------        -------     ----------  ----------
  Net income (loss)...........................  $       47  $    1,681     $     (446)    $       35  $      339
                                                ----------  ----------        -------     ----------  ----------
                                                ----------  ----------        -------     ----------  ----------

                                 INITIAL HOTELS

                  SELECTED COMBINED HISTORICAL FINANCIAL DATA

                             (AMOUNTS IN THOUSANDS)

                                                                                     YEAR ENDED       JANUARY 1,
                                                                                    DECEMBER 31,        1996 TO
                                                                                --------------------  NOVEMBER 3,
                                                                                  1994       1995       1996(1)
                                                                                ---------  ---------  -----------
OPERATING DATA:
  Room revenue................................................................  $  48,652  $  50,730   $  51,627
  Food and beverage revenue...................................................     22,811     22,984      20,062
  Other revenue...............................................................      4,092      4,490       4,148
                                                                                ---------  ---------  -----------
    Total revenues............................................................     75,555     78,204      75,837
  Departmental and other expenses.............................................     53,967     54,629      52,367
  Real estate and personal property taxes, insurance and ground rent..........      3,329      3,579       3,228
  Depreciation and amortization...............................................      5,690      6,545       6,308
  Interest expense............................................................     12,397     14,169      13,430
  Gain on property insurance recovery.........................................         --       (670)        (32)
                                                                                ---------  ---------  -----------
  Income (loss) before extraordinary item.....................................        172        (48)        536
  Extraordinary item--gain (loss) on early extinguishment of debt.............         --        556      (1,315)
                                                                                ---------  ---------  -----------
  Net income (loss)...........................................................  $     172  $     508   $    (779)
                                                                                ---------  ---------  -----------
                                                                                ---------  ---------  -----------

------------------------

(1) On February 8, 1996, the Lake Norman Holiday Inn and Lake Norman Hampton Inn were acquired by a Boykin Affiliate. The acquisition was accounted for as a purchase and, accordingly, the operating results of the Holiday Inn and Hampton Inn have been included in the above operating data commencing February 8, 1996.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

BOYKIN'S FORMATION AND RECENT EVENTS

    On November 4, 1996, we completed our IPO, issuing a total of 9.5 million common shares. In conjunction with our IPO, we contributed approximately $133.9 million to Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Partnership"), in exchange for an approximate 84.5% equity interest as the sole general partner of the Partnership and we loaned $40 million to the Partnership in exchange for an intercompany convertible note. The Partnership then acquired nine hotel properties (the "Initial Hotels") and another eight hotel properties in 1997 using remaining proceeds from the IPO and borrowings under our credit facility. We do all of our business through the Partnership.

    On February 24, 1998, we completed a follow-on public equity offering and issued an additional 4.5 million common shares. The net proceeds of approximately $106.3 million were contributed to the Partnership, increasing our ownership percentage therein to 90.3%. The proceeds were used by the Partnership to pay down existing indebtedness under the credit facility, purchase limited partnership units from two unaffiliated limited partners, fund the acquisitions of two hotels purchased in March 1998 and for general corporate purposes.

    On May 22, 1998 we completed our merger with Red Lion Inns Limited Partnership, in which we acquired Red Lion Inns Operating L.P. ("OLP") which owns a portfolio of ten DoubleTree-licensed hotels. In the transaction, we issued 3.1 million common shares and paid approximately $35.3 million in cash to the Red Lion limited partners and general partner. The total consideration value, including assumed liabilities of approximately $155.7 million and common shares issued valued at $80.3 million, was $271.3 million. The issuance of our common shares in the merger had the impact of increasing our ownership percentage in the Partnership to 92.2%.

    At the end of 1998, we owned 31 hotels containing a total of 8,689 guest rooms located in 16 different states.

    Our principal source of revenue is lease payments from lessees pursuant to percentage lease agreements. Percentage lease revenue is based upon the room, food and beverage and other revenues of our hotels. The lessees' ability to make payments to us pursuant to the percentage leases is dependent primarily upon the operations of the hotels.

RESULTS OF OPERATIONS

    The following discusses our actual results of operations for 1998 compared to 1997 and 1997 compared to the short period from November 4 through December 31, 1996. It also discusses our pro forma results of operations and that of BMC for the years ended December 31, 1998 and 1997. The pro forma information is presented as if the following items had been consummated as of January 1, 1997:

    - our sale of 4.5 million common shares in February 1998;

    - our issuance of 3.1 million common shares in May 1998 related to the Red Lion merger;

    - our acquisitions in 1997 and 1998; and

    - our repurchase of 114,500 common shares in 1998.

    The 1997 pro forma results of operations exclude the results of the Daytona Beach Radisson Resort and the DoubleTree Kansas City, as these hotels were closed for renovations during portions of the year.

    Because the rent we collect from BMC constitutes a significant portion of our lease revenues, we believe that a discussion of the historical and pro forma operations of BMC is also important to understand our business. The pro forma information of BMC is presented as if our acquisitions of hotels leased by BMC and Westboy were consummated as of January 1, 1997. The 1997 pro forma information excludes the results of the Daytona Beach Radisson Resort, as this hotel was closed during most of 1997 for renovation.

BOYKIN LODGING COMPANY

ACTUAL RESULTS OF OPERATIONS YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED
  1997

    Our percentage lease revenue increased to $69.7 million in 1998 from $37.9 million in 1997, primarily because the number of hotels we owned increased from 17 to 31 during the year. Percentage lease revenue payable by BMC represented $56.7 million, or 81.3% of total percentage lease revenue in 1998, compared to 91.9% in 1997. The amount of percentage lease revenues from BMC, as a percentage of total lease revenues, decreased in 1998 because of the addition of third party lessees in 1998.

    Income before minority interests and extraordinary item increased to $22.2 million in 1998 compared to $17.4 million in 1997. As a percent of total revenues, income before minority interests and extraordinary item decreased to 31.7% in 1998 from 45.6% in 1997, primarily resulting from:

    - an increase in interest expense to $13.9 million in 1998, or 19.8% of total revenues, in 1998, compared to $2.65 million, or 6.9%, in 1997, due to an increase in the average outstanding debt balances associated with the purchase of additional hotels. Interest expense in 1997 was unusually low due to minimal borrowings under our credit facility as the remaining funds from our IPO were used to fund the majority of acquisitions in the first half of 1997. New debt associated with our 1998 acquisitions and the Red Lion merger increased our interest expense in 1998.

    - an increase in real estate related depreciation and amortization, as a percent of total revenue, from 26.5% in 1997 to 30.3% in 1998, because of an increase in the size of our hotel portfolio.

    General and administrative expenses decreased, as a percentage of total revenue, from 6.3% in 1997 to 5.3% in 1998, and personal property taxes, insurance, and ground rent, as a percentage of revenues also decreased from 13.5% in 1997 to 12.0% in 1998.

    Net income was $19.0 million in 1998 compared to $14.3 million in 1997. Minority interest applicable to the operating partnership and joint venture partnerships in the income before extraordinary item of the Partnership was $2.1 million in 1998, or 2.9% of total revenues, compared to $2.2 million, or 5.8% in 1997. Extraordinary charges (net of minority interest of $.2 million and $.1 million in 1997 and 1998, respectively) increased from $.9 million in 1997 to $1.1 million in 1998. The extraordinary charge in 1998 represented the write-off of deferred financing costs associated with our former $150 million secured credit facility which was replaced with a new $250 million unsecured facility. The extraordinary charge in 1997 represented the write-off of deferred financing costs incurred in connection with increasing our available credit facility in October 1997 and the retirement of mortgage indebtedness of one of the joint ventures.

    Our FFO in 1998 was $42.8 million compared to $27.4 million in 1997. For a definition of FFO, reconciliation of net income to FFO and discussion why we believe FFO is an important measure to investors of a REIT's financial performance, please see "Selected Financial Data" on page F-3.

ACTUAL RESULTS OF OPERATIONS YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE PERIOD
  FROM NOVEMBER 4, 1996 (INCEPTION OF OPERATIONS) TO DECEMBER 31, 1996

    Percentage lease revenue increased to $37.9 million from $3.3 million in 1996, primarily because of the partial year of operations in 1996 and the increase in the number of hotels we owned from 9 to 17 at December 31, 1996 and 1997, respectively. Percentage lease revenue payable by BMC represented $34.8 million or 91.9% of total percentage lease revenue in 1997 compared to 100% in 1996.

    Income before minority interest and extraordinary item increased to $17.4 million in 1997 compared to $.8 million in 1996. As a percent of total revenue, income before minority interest and extraordinary item increased to 45.6% in 1997 from 24.9% in 1996, primarily resulting from:

    - a decline in real estate related depreciation and amortization, as a percent of total revenue, from 39.8% in 1996 to 26.5% in 1997,

    - a decrease in real estate and personal property taxes, insurance and ground rent, as a percentage of total revenues, from 18.4% in 1996 to 13.5% in 1997,

    - a decrease in general and administrative expenses, as a percent of total revenues, from 13.3% in 1996 to 6.3% in 1997. These expenses, as a percent of total revenues, decreased because of a greater increase in percentage lease revenues during our full year of operations in 1997 relative to the increase in expenses during the same period.

    - an increase in interest expense to $2.7 million in 1997 compared to $54,000 in 1996 because of borrowings under the our credit facility used to fund acquisitions in 1997.

    Net income was $14.3 million in 1997 compared to a net loss in 1996 of $4.1 million. Minority interest applicable to the operating partnership and joint venture partnerships in the income before extraordinary item of the Partnership was $2.2 million in 1997, or 5.8% of total revenues, compared to $40,000, or 1.2%, in 1996. Extraordinary charges (net of minority interest of $1.0 million and $.2 million in 1996 and 1997, respectively) decreased from $4.9 million in 1996 to $.9 million in 1997. The extraordinary charge in 1996 represented the write-off of deferred financing costs and the payment of prepayment penalties and fees incurred in connection with the retirement of all mortgage indebtedness assumed by the Partnership upon formation of the company.

    Our FFO in 1997 was $27.4 million compared to $2.2 million in 1996 due to a partial year in 1996 and the increased number of hotels owned during 1997.

PRO FORMA RESULTS OF OPERATIONS YEAR ENDED 1998 COMPARED TO 1997

    For the year ended December 31, 1998, our pro forma total revenue would have been $83.3 million, representing a $2.3 million, or 2.8%, increase over pro forma total revenue for the year ended December 31, 1997 of $81.1 million. The increase for 1998 over 1997 is primarily the result of increased percentage lease revenue because of increases in the average daily rates (ADR) and the exclusion of the Daytona and Kansas City hotels in the 1997 results as they were closed for renovations during portions of 1997.

    Pro forma expenses before minority interest, consisting principally of depreciation and amortization, property taxes, insurance, ground rent, general administrative expenses and interest expense would have been $60.2 million, representing a $3.0 million, or 5.2%, increase over 1997 expenses of $57.2 million. As a percentage of revenues, our expenses before minority interest would have increased from 70.6% in 1997 to 72.2% in 1998. The principal factors for this increase are attributable to interest expense, general and administrative expenses, depreciation and amortization.

    General and administrative expenses would have increased $1.3 million in 1998 compared to 1997, or 55.8%, primarily attributable to incremental costs associated with hiring management personnel to support our strategic growth objectives. Real estate and personal property taxes, insurance and ground rent expense would have decreased from $10.2 million in 1997 to $9.8 million in 1998, or 4.2%, primarily because of lower insurance premiums in 1998 compared to 1997. Pro forma interest expense would have increased 11.5% in 1998, because of higher average borrowing levels in 1998 compared to 1997 associated with funding capital expenditures, offset somewhat by lower interest rates in 1998. Pro forma FFO for the year ended December 31, 1998 decreased slightly to $48.7 million compared to $50.2 million in 1997.

    During 1998, the pro forma ADR at our hotels (excluding Daytona and Kansas City as these hotels were closed during portions of 1997 for renovations) increased to $90.18 compared to $87.52 in 1997, representing a 3.0% increase. The weighted average occupancy decreased to 66.6% from 68.3% in 1997. This resulted in an increase in REVPAR to $60.04 in 1998 compared to $59.80 in 1997. The following table sets forth the pro forma operating data of the hotels owned by us as of December 31, 1998, without regard to when we acquired the hotels.

                                                                      ADR                OCCUPANCY               REVPAR
                                                              --------------------  --------------------  --------------------
                                                                1998       1997       1998       1997       1998       1997
                                                              ---------  ---------  ---------  ---------  ---------  ---------
All 29 Hotels(1)............................................  $   90.18  $   87.52       66.6%      68.3% $   60.04  $   59.80
Initial Nine Hotels.........................................      95.62      94.77       71.7       76.5      68.58      72.53
Acquired Hotels (10 Properties).............................      89.30      83.85       58.9       58.4      52.62      48.94
Acquired Red Lion DoubleTrees (10 properties)...............      86.39      83.82       69.1       70.3      59.66      58.97
Total 31 Hotels(2)..........................................      90.23        N/A       65.1        N/A      58.72        N/A

------------------------

(1) The pro forma data excludes the operations of the Daytona Beach Radisson Resort and the DoubleTree Kansas City as these hotels were closed during portions of the pro forma periods prior to being reopened in January 1998 and April 1997, respectively.

(2) Includes all 31 hotels including Daytona and Kansas City.

    No assurance can be given that the trends reflected in this data applicable to the hotels will continue or that ADR, occupancy, and REVPAR will not decrease as a result of changes in national or local economic or hospitality industry conditions.

BMC

ACTUAL RESULTS OF OPERATIONS YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED
  1997

    For the year ended December 31, 1998 BMC had hotel revenues of $235.7 million compared to $110.5 million in 1997. The increase was due to the increase in the number of hotels leased, from 13 at December 31, 1997 to 25 at December 31, 1998. BMC recorded net income of $47,000 in 1998 compared to $1.7 million in 1997.

    Percentage lease expense during 1998 was $67.4 million, or 28.6% of hotel revenues, compared to $34.8 million, or 31.5% of hotel revenues, in 1997. Departmental and other hotel operating expenses, consisting primarily of rooms expenses, food and beverage costs, franchise fees, utilities, repairs and maintenance, and other general and administrative expenses of the hotels were $170.2 million in 1998 compared to $75.9 million in 1997. As a percent of hotel revenues, the departmental and other hotel operating expenses increased from 68.6% in 1997 to 72.2% in 1998, because of the additional hotels and management fees paid to Promus for the DoubleTree hotels.

ACTUAL RESULTS OF OPERATIONS YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE PERIOD
  FROM NOVEMBER 4, 1996 (INCEPTION OF OPERATIONS) TO DECEMBER 31, 1996

    For the year ended December 31, 1997 BMC had hotel revenues of $110.5 million compared to $12.3 million in 1996. The increase was because of the partial year in 1996 and an increase in the number of hotels leased, from nine at December 31, 1996 to 13 at December 31, 1997. BMC recorded net income of $1.7 million in 1997 compared to a net loss of $.4 million in 1996. The loss in 1996 was partially the result of the application of the percentage lease rent terms during an interim period (as opposed to a full calendar year). The terms of each lease allow for annualizing the rent payable to compensate for the effects of seasonality when base rents may be required during periods of lower occupancy which would otherwise be offset during peak seasons. Historically, the fourth quarter has been a period of lower occupancy for the Initial Hotels on a combined basis in comparison to the other three quarters of the year.

    The percentage lease expense during 1997 was $34.8 million, or 31.5% of hotel revenues, compared to $3.3 million, or 26.5% of hotel revenues, in 1996. Departmental and other hotel operating expenses, consisting primarily of rooms expenses, food and beverage costs, franchise fees, utilities, repairs and maintenance, and other general and administrative expenses of the hotels, were $75.9 million in 1997 compared to $9.7 million in 1996. As a percent of hotel revenues, the departmental and other hotel operating expenses decreased from 79.4% in 1996 to 68.6% in 1997 because of the lower fourth quarter revenues in 1996 (as opposed to a full calendar year).

PRO FORMA RESULTS OF OPERATIONS YEAR ENDED 1998 COMPARED TO 1997

    For the year ended December 31, 1998, BMC's pro forma hotel revenues would have been $237.9 million, a slight increase in pro forma hotel revenues over the year ended December 31, 1997 of $237.2 million. The increase in revenues for 1998 compared to 1997 is primarily the result of increases in the average daily rates offset by lower occupancy rates experienced at some of the BMC hotels.

    Pro forma percentage lease expense would have decreased from $69.6 million in 1997 to $68.1 million in 1998, or 2.2%, because of changes in the percentage lease calculations in 1998 for increases in the Consumer Price Index applied to the relatively flat hotel revenues between years. Pro forma departmental expenses and other hotel operating expenses of BMC would have been $172.2 million in 1998 compared to $169.1 million in 1997, an increase of 1.9%. As a percentage of hotel revenues, these expenses would have increased slightly from 71.3% in 1997 to 72.4% in 1998.

    Pro forma net income of BMC would have been $35,000 in 1998 compared to net income of $.3 million in 1997.

LIQUIDITY AND CAPITAL RESOURCES

    Our principal source of cash to meet our cash requirements, including distributions to shareholders, is our share of the Partnership's cash flow from the percentage leases. The lessees' obligations under the percentage leases are unsecured and the lessees' ability to make rent payments to the Partnership under the percentage leases, are dependent on the lessees' ability to generate sufficient cash flow from the operation of the hotels.

    As of December 31, 1998, we had $5.6 million of unrestricted cash and cash equivalents, $4.3 million of restricted cash for the payment of capital expenditures, real estate tax and insurance and we had outstanding borrowings totaling $156.0 million and $130.0 million against our credit facility and term note payable, respectively. In February 1999, the borrowings under our credit facility increased to $158.0 million to fund capital expenditures for significant renovations at four DoubleTree hotels.

    We have a $250 million credit facility available, as limited under terms of the credit agreement, to fund acquisitions of additional hotels, renovations and capital expenditures, and for our working capital needs. For information relating to the terms of our credit facility and our $130 million term note payable, please see Notes 5 and 6, respectively, of the notes to consolidated financial statements of Boykin Lodging Company included in this Form 10-K. We may seek to negotiate additional credit facilities or issue debt instruments. Any debt incurred or issued by us may be secured or unsecured, long-term, medium-term or short-term, bear interest at a fixed or variable rate, and be subject to such other terms as the Board of Directors considers prudent.

    In November 1997, we filed a shelf registration statement with the Securities and Exchange Commission for the issuance of up to $300 million in securities over two years. Securities issued under this registration statement may be preferred shares, depository shares, common shares or any combination thereof, and may be issued at different times, depending on market conditions. Warrants to purchase these securities may also be issued. The terms of issuance of any securities covered by this registration statement would be determined at the time of their offering. The 4.5 million common shares sold in the February 28, 1998 offering were sold under this registration statement.

    On February 1, 1999, we formed a joint venture with AEW Partners III, L.P. ("AEW"), an investment partnership managed by AEW Capital Management, L.P., a Boston-based real estate investment firm that manages a portfolio of approximately $6 billion. AEW will provide $50 million of equity capital for the joint venture, and we will provide approximately $17 million and serve as the operating partner of the joint venture. We plan to use the joint venture to take advantage of acquisition opportunities in the lodging industry. Combined with debt financing, the initial capital commitments would allow the joint venture to complete approximately $175 million of acquisitions over a 24-month period. The joint venture agreement also contains provisions for AEW and Boykin to double their respective capital commitments under certain circumstances, which could result in total acquisitions by the joint venture of approximately $350 million. In addition, as part of the transaction, we will receive incentive returns based on the performance of acquired assets as well as other compensation as a result of the joint venture's activities.

    We anticipate that funds generated from operations and our credit facility will enable us to meet our anticipated cash needs for the next year. Our percentage lease revenues and cash flow are dependent in large part upon the hotel revenues recognized by our lessees. There can be no assurance that those revenues will meet expected levels. The availability of borrowings under the credit facility is restrained by borrowing base and loan-to-value limits, as well as other financial performance covenants contained in the agreement. There can be no assurance that funds will be available in anticipated amounts from the credit facility. Additionally, no assurance can be given that we will make distributions in the future at the current rate, or at all.

INFLATION

    Our revenues are from percentage leases, which can change based on changes in the revenues of our hotels. Therefore, we rely entirely on the performance of the hotels and the lessees' ability to increase revenues to keep pace with inflation. Operators of hotels in general, and our lessees, can change room rates quickly, but competitive pressures may limit the lessees' ability to raise rates to keep pace with inflation.

    Our general and administrative costs as well as real estate and personal property taxes, property and casualty insurance and ground rent are subject to inflation.

YEAR 2000 COMPLIANCE

    Many computer systems were originally designed to recognize calendar years by the last two digits in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish twenty-first century dates from twentieth century dates. As a result computerized systems, which include information and non-information technology systems, and applications used by us, are being reviewed, evaluated and modified or replaced, if necessary, to ensure all such financial, information and operational systems are Year 2000 compliant.

STATE OF READINESS

    We are addressing the Year 2000 compliance issue by focusing on our corporate facility, which includes all of our administrative, non-hotel operating functions, and on our hotel properties.

    Corporate Facility:

    For our corporate facility, we are in the phase of assessing our hardware components and critical corporate business applications, all of which are expected to be modified or upgraded, as necessary, to ensure Year 2000 compliance by the end of the second quarter of 1999.

    Hotel Properties:

    We are communicating with our lessees and other vendors with whom we do significant business to determine their readiness of Year 2000 compliance. For all of our hotels, we have gained an understanding of the process which our lessees have undertaken to address the risk assessment, validation, remediation and contingency plans related to Year 2000 compliance.

    These processes have included the following:

    - completion of an inventory and assessment of all computerized systems, applications and hardware by internal personnel;

    - prioritization of items representing critical business applications; and

    - estimation of remediation costs.

    Most of our lessees are using internal personnel, who are determining the level of resources needed, necessary modifications or upgrades, remediation and contingency plans to become Year 2000 compliant. Our lessees have informed us that they have dedicated the tools and resources to address all Year 2000 issues in an effort to be Year 2000 compliant during the third quarter of 1999.

    There can be no assurance that the efforts related to the hotel properties will be sufficient to make these properties' computerized systems and applications Year 2000 compliant in a timely manner or that the allocated resources will be sufficient. A failure to become Year 2000 compliant could affect the integrity of the hotel property guest check-in, billing and accounting functions. Certain physical hotel property machinery and equipment could also fail resulting in safety risks and customer dissatisfaction. We cannot predict at this time the most reasonably likely worst case scenario relating to Year 2000 issues.

YEAR 2000 PROJECT COSTS

    We estimate that total unexpended costs for the Year 2000 compliance review, evaluation, assessment and remediation efforts for the corporate facility and the hotels should not exceed $.8 million, although there can be no assurance that actual costs will not exceed this amount. During 1998, we spent approximately $1.6 million related to computerized systems and equipment which are Year 2000 compliant. It should be noted that the vast majority of our costs to remediate this issue are capital in nature and would therefore not affect our funds from operations.

CONTINGENCY PLAN

    We are in the process of developing our contingency plan for the corporate facility and hotel properties to provide for the most reasonably likely worst case scenarios regarding Year 2000 compliance. This contingency plan is expected to be completed in the third quarter of 1999.

SEASONALITY

    Our hotels' operations historically have been seasonal. Twenty-six of our hotels maintain higher occupancy rates during the second and third quarters. The five hotels located in Florida experience their highest occupancy in the first quarter. This seasonality pattern can be expected to cause fluctuations in our quarterly lease revenue under the percentage leases. We anticipate that our cash flow from the percentage leases will be sufficient to enable us to continue to make quarterly distributions at the current rate for the next twelve months. To the extent that cash flow from operations is insufficient during any quarter because of temporary or seasonal fluctuations in percentage lease revenue, we expect to utilize cash on hand or borrowings to make those distributions. No assurance can be given that we will make distributions in the future at the current rate, or at all.

INTEREST RATE RISK

    In 1998 we entered into a $130 million term note payable which bears interest at a fixed rate of 6.9% for ten years, and a new fixed rate to be determined thereafter. The term note requires interest only payments for the first two years, with principal repayments commencing in the third loan year based on a 25-year amortization schedule. The term note expires in June 2023. Assuming a 10% increase in interest rates as of December 31, 1998, the fair market value of the term note payable would be approximately $126.1 million.

    In 1998, we also entered into a new unsecured credit facility with a group of banks, which enables us to borrow up to $250 million, subject to borrowing base and loan-to-value limitations, at a rate of interest that fluctuates at LIBOR plus 1.40% to 1.75%. Due to changes in the U.S. and global economy, interest rates fluctuate regularly which creates risk that these rates may increase in the future, which would adversely impact our interest expense and cash flows.

    See Notes 2, 5 and 6 to the consolidated financial statements for discussion of fair values of financial instruments and the terms of the unsecured credit facility and the term note payable.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Boykin Lodging Company:

    We have audited the accompanying consolidated balance sheets of Boykin Lodging Company (an Ohio corporation) and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1998 and 1997 and the period ended December 31, 1996. These financial statements are the responsibility of Boykin Lodging's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boykin Lodging Company and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997 and the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP

Cleveland, Ohio,
February 12, 1999.

                             BOYKIN LODGING COMPANY

                          CONSOLIDATED BALANCE SHEETS

                       AS OF DECEMBER 31, 1998, AND 1997

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                               1998        1997
                                                                                            ----------  ----------
                                                      ASSETS
Investment in hotel properties, net.......................................................  $  595,132  $  231,651
Cash and cash equivalents.................................................................       5,643       1,855
Rent receivable from lessees:
  Related party lessees...................................................................       4,748         897
  Third party lessees.....................................................................         547         360
Deferred expenses, net....................................................................       3,159       2,055
Restricted cash...........................................................................       4,330          --
Other assets..............................................................................       1,503       2,037
                                                                                            ----------  ----------
                                                                                            $  615,062  $  238,855
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings against credit facility........................................................  $  156,000  $   91,750
Term note payable.........................................................................     130,000          --
Accounts payable and accrued expenses.....................................................       6,521       4,688
Dividends/distributions payable...........................................................       8,618       4,893
Due to lessees:
  Related party lessees...................................................................       2,971       1,069
  Third party lessees.....................................................................       1,775       1,268
Minority interest in joint ventures.......................................................      11,251       7,318
Minority interest in operating partnership................................................      11,710      13,054
Shareholders' equity:
  Preferred shares, without par value; 10,000,000 shares authorized; no shares issued and
    outstanding...........................................................................          --          --
  Common shares, without par value; 40,000,000 shares authorized; 17,044,361 and 9,542,251
    shares outstanding....................................................................          --          --
  Additional paid-in capital..............................................................     307,512     124,430
  Retained deficit........................................................................     (21,296)     (9,615)
                                                                                            ----------  ----------
  Total shareholders' equity..............................................................     286,216     114,815
                                                                                            ----------  ----------
                                                                                            $  615,062  $  238,855
                                                                                            ----------  ----------
                                                                                            ----------  ----------

          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                             BOYKIN LODGING COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                        AND THE PERIOD FEBRUARY 8, 1996
                     (INCEPTION) THROUGH DECEMBER 31, 1996

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                YEAR ENDED     YEAR ENDED    PERIOD FEBRUARY 8,
                                               DECEMBER 31,   DECEMBER 31,      1996 THROUGH
                                                   1998           1997       DECEMBER 31, 1996
                                               ------------   ------------   ------------------
Revenues:
  Lease revenue from related party...........    $56,708        $34,834           $ 3,258
  Other lease revenue........................     13,039          3,050                --
  Interest income............................        375            382               120
                                               ------------   ------------        -------
                                                  70,122         38,266             3,378
                                               ------------   ------------        -------
Expenses:
  Real estate related depreciation and
    amortization.............................     21,265         10,148             1,344
  Real estate and personal property taxes,
    insurance and ground rent................      8,413          5,173               620
  General and administrative.................      3,745          2,404               450
  Interest expense...........................     13,905          2,653                54
  Amortization of deferred financing costs...        593            454                69
                                               ------------   ------------        -------
                                                  47,921         20,832             2,537
                                               ------------   ------------        -------
Income before minority interests and
  extraordinary item.........................     22,201         17,434               841
Minority interest in joint ventures..........       (461)          (144)               --
Minority interest in operating partnership...     (1,598)        (2,066)              (40)
                                               ------------   ------------        -------
Income before extraordinary item.............     20,142         15,224               801
Extraordinary item--loss on early
  extinguishment of debt, net of minority
  interest of $110, $172 and $970 in 1998,
  1997 and 1996, respectively................     (1,138)          (882)           (4,908)
                                               ------------   ------------        -------
Net income (loss) applicable to common
  shares.....................................    $19,004        $14,342           $(4,107)
                                               ------------   ------------        -------
                                               ------------   ------------        -------
Earnings per share:
  Basic......................................    $  1.25        $  1.51           $  (.46)
  Diluted....................................    $  1.25        $  1.49           $  (.45)
Weighted average number of common
  sharesoutstanding:
  Basic......................................     15,252          9,523             8,981
  Diluted....................................     15,252          9,595             9,036

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                             BOYKIN LODGING COMPANY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
              AND THE PERIOD FEBRUARY 8, 1996 (INCEPTION) THROUGH
                               DECEMBER 31, 1996

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                               ADDITIONAL
                                                                    COMMON      PAID-IN     RETAINED
                                                                    SHARES      CAPITAL     DEFICIT      TOTAL
                                                                 ------------  ----------  ----------  ----------
Issuance of common shares, net of offering expenses of
  $16,427......................................................     9,516,251  $  173,898  $       --  $  173,898
Purchase accounting adjustment necessary to reflect assets at
  predecessor cost.............................................            --     (50,070)         --     (50,070)
Net loss.......................................................            --          --      (4,107)     (4,107)
Dividends declared--$.2837 per common share....................            --          --      (2,700)     (2,700)
                                                                 ------------  ----------  ----------  ----------
Balance, December 31, 1996.....................................     9,516,251     123,828      (6,807)    117,021
Net income.....................................................            --          --      14,342      14,342
Dividends declared--$1.80 per common share.....................            --          --     (17,150)    (17,150)
Shares issued..................................................        26,000         616          --         616
Additional offering costs......................................            --         (14)         --         (14)
                                                                 ------------  ----------  ----------  ----------
Balance, December 31, 1997.....................................     9,542,251     124,430      (9,615)    114,815
Issuance of common shares, net of offering expenses of
  $8,058.......................................................     7,616,610     184,912          --     184,912
Common share purchases for treasury............................      (114,500)     (1,830)         --      (1,830)
Dividends declared--$1.88 per common share.....................            --          --     (30,685)    (30,685)
Net income.....................................................            --          --      19,004      19,004
                                                                 ------------  ----------  ----------  ----------
Balance, December 31, 1998.....................................    17,044,361  $  307,512  $  (21,296) $  286,216
                                                                 ------------  ----------  ----------  ----------
                                                                 ------------  ----------  ----------  ----------

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                             BOYKIN LODGING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
     AND THE PERIOD FEBRUARY 8, 1996 (INCEPTION) THROUGH DECEMBER 31, 1996

                             (AMOUNTS IN THOUSANDS)

                                                                                                    PERIOD
                                                                    YEAR ENDED    YEAR ENDED   FEBRUARY 8, 1996
                                                                   DECEMBER 31,  DECEMBER 31,       THROUGH
                                                                       1998          1997      DECEMBER 31, 1996
                                                                   ------------  ------------  -----------------
Cash flows from operating activities:
  Net income (loss)..............................................   $   19,004    $   14,342       $  (4,107)
  Adjustments to reconcile net income (loss) to net cash flow provided by operating activities--
    Extraordinary item-noncash loss on early extinguishment of
      debt.......................................................        1,138           882              57
    Depreciation and amortization................................       21,858        10,602           1,413
    Minority interests...........................................        2,059         2,210             930
    Changes in assets and liabilities--
      Rent receivable............................................       (2,589)         (951)           (306)
      Other assets...............................................          370        (1,200)           (772)
      Accounts payable and accrued expenses......................          837         1,936           2,433
      Restricted cash............................................       (4,330)           --              --
      Due to lessees.............................................        1,613         1,656             681
                                                                   ------------  ------------       --------
          Net cash flow provided by operating activities.........       39,960        29,477             329
                                                                   ------------  ------------       --------
Cash flows from investing activities:
  Acquisitions of hotel properties, net of joint venture partner
    contribution.................................................      (76,288)      (97,043)             --
  Acquisition of Red Lion Inns Operating L.P., net of common
    shares issued of $80,333 and cash acquired of $11............     (191,004)           --              --
  Improvements and additions to hotel properties.................      (32,492)      (13,511)           (622)
  Title, insurance, transfer taxes and filing fees paid to
    acquire Initial Hotel properties.............................           --            --          (1,202)
                                                                   ------------  ------------       --------
          Net cash flow used for investing activities............     (299,784)     (110,554)         (1,824)
                                                                   ------------  ------------       --------
Cash flows from financing activities:
    Payments of dividends and distributions......................      (29,388)      (17,781)             --
    Borrowings against credit facility...........................      161,000        91,750           2,000
    Repayment of borrowings against credit facility..............      (96,750)           --          (2,000)
    Term note borrowing..........................................      130,000            --              --
    Retirement of mortgage debt assumed..........................           --       (10,338)       (140,623)
    Payment of deferred financing costs..........................       (2,975)       (1,589)             --
    Proceeds from issuance of common shares, net.................      104,579           602         172,591
    Cash payments for redemption of certain limited partnership
      interests..................................................         (967)       (1,074)             --
    Distributions to joint venture minority interest partners,
      net........................................................          (57)           --              --
    Cash payments to non-continuing equity investors of
      predecessor................................................           --            --          (9,111)
    Cash payment for common share purchases......................       (1,830)           --              --
                                                                   ------------  ------------       --------
          Net cash flow provided by financing activities.........      263,612        61,570          22,857
                                                                   ------------  ------------       --------
Net change in cash and cash equivalents..........................        3,788       (19,507)         21,362
Cash and cash equivalents, beginning of period...................        1,855        21,362              --
                                                                   ------------  ------------       --------
Cash and cash equivalents, end of period.........................   $    5,643    $    1,855       $  21,362
                                                                   ------------  ------------       --------
                                                                   ------------  ------------       --------

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                             BOYKIN LODGING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

1. BACKGROUND:

    Boykin Lodging Company is a real estate investment trust that owns hotels throughout the United States and leases its properties to established hotel operators. Boykin's principal source of revenue is lease payments from lessees pursuant to percentage lease agreements. Percentage lease revenue is based upon the room, food and beverage and other revenues of Boykin's hotels. The lessees' ability to make payments to Boykin Lodging pursuant to the percentage leases is dependent primarily upon the operations of the hotels.

INITIAL PUBLIC OFFERING AND MAJOR EVENTS SINCE THE IPO

    In November 1996, Boykin completed its initial public offering ("IPO") issuing a total of 9,516,250 common shares, including exercise of the underwriters' over-allotment option. In conjunction with its IPO, Boykin Lodging contributed approximately $133,898 to Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Partnership"), in exchange for an approximate 84.5% equity interest as the sole general partner of the Partnership and also loaned $40,000 to the Partnership in exchange for an intercompany convertible note. The Partnership then acquired nine hotel properties (the "Initial Hotels") and leased them to Boykin Management Company Limited Liability Company ("BMC"). BMC is owned by Robert W. Boykin, Chairman, President and Chief Executive Officer of Boykin Lodging Company (53.8%) and his brother, John E. Boykin (46.2%). The Partnership acquired eight additional hotel properties in 1997 using remaining proceeds from the IPO and borrowings under Boykin's credit facility.

    On February 24, 1998, Boykin completed a follow-on public equity offering and issued an additional 4,500,000 common shares. The net proceeds of approximately $106,313 were contributed to the Partnership, increasing Boykin Lodging Company's ownership percentage therein to 90.3%. The proceeds were used by the Partnership to pay down existing indebtedness under the credit facility, purchase limited partnership units from two unaffiliated limited partners, fund the acquisitions of two hotels purchased in March 1998 and for general corporate purposes.

    On May 22, 1998 Boykin completed its merger with Red Lion Inns Limited Partnership, in which Boykin Lodging acquired Red Lion Inns Operating L.P. ("OLP") which owns a portfolio of ten DoubleTree-licensed hotels. In the transaction, Boykin issued 3,109,606 million common shares and paid approximately $35,305 in cash to the Red Lion limited partners and general partner. The total consideration value, including assumed liabilities of approximately $155,710 and common shares issued valued at $80,333, was $271,348. The common shares issued in the merger were valued at $25.83 per share, the five-day average trading price of Boykin's shares before the merger announcement. The issuance of Boykin's common shares in the merger had the impact of increasing Boykin Lodging's ownership percentage in the Partnership to 92.2%.

    At the end of 1998, Boykin owned 31 hotels containing a total of 8,689 guest rooms located in 16 different states. As part of Boykin's acquisitions in 1997 and 1998, Boykin established new strategic alliances with four hotel operators and purchased five hotels with them through joint venture

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

1. BACKGROUND: (CONTINUED)
structures. The following table sets forth the joint venture agreements which have been established in 1997 and 1998:

                                               BOYKIN        LESSEE/JV
                                LESSEE/JV     OWNERSHIP      OWNERSHIP
NAME OF JOINT VENTURE            PARTNER     PERCENTAGE     PERCENTAGE            HOTEL OWNED UNDER JOINT VENTURE
------------------------------  ----------  -------------  -------------  -----------------------------------------------
BoyStar Ventures, L.P.........   MeriStar           91%             9%             Holiday Inn Minneapolis West
Shawan Road Hotel L.P.........   Davidson           91%             9%              Marriott's Hunt Valley Inn
Boykin San Diego LLC..........  Outrigger           91%             9%        Hampton Inn San Diego Airport/Sea World
Boykin Kansas City LLC........   MeriStar           80%            20%                DoubleTree Kansas City
RadBoy Mt. Laurel LLC.........   Radisson           85%            15%               Radisson Hotel Mt. Laurel


                                 DATE OF HOTEL
NAME OF JOINT VENTURE               PURCHASE
------------------------------  ----------------
BoyStar Ventures, L.P.........     July 1997
Shawan Road Hotel L.P.........     July 1997
Boykin San Diego LLC..........   November 1997
Boykin Kansas City LLC........   November 1997
RadBoy Mt. Laurel LLC.........     June 1998

BASIS OF PRESENTATION

    Boykin Lodging exercises unilateral control over the Partnership. Therefore, the separate financial statements of Boykin Lodging, OLP, the Partnership, and the joint ventures discussed above are consolidated. All significant intercompany transactions and balances have been eliminated.

RECLASSIFICATIONS

    Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INVESTMENT IN HOTEL PROPERTIES

    Hotel properties are stated at cost and are depreciated using the straight-line method over estimated useful lives ranging from 20 to 40 years for buildings and improvements and 3 to 20 years for furniture and equipment

    Boykin reviews the hotel properties for impairment when events or changes in circumstances indicate the carrying amounts of the hotel properties may not be recoverable. When such conditions exist, management estimates the future cash flows from operations and disposition of the hotel properties. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount to the related hotel property's estimated fair market value would be recorded and an impairment loss would be recognized. Boykin does not believe that there are any factors or circumstances indicating impairment of any of its investment in hotel properties.

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Investment in hotel properties as of December 31, 1998 and 1997 consists of the following:

                                                                           1998        1997
                                                                        ----------  ----------
Land..................................................................  $   55,538  $   21,248
Buildings and improvements............................................     512,165     186,415
Furniture and equipment...............................................      57,369      28,004
Construction in progress..............................................       2,772       7,418
                                                                        ----------  ----------
                                                                           627,844     243,085
Less--Accumulated depreciation........................................     (32,712)    (11,434)
                                                                        ----------  ----------
                                                                        $  595,132  $  231,651
                                                                        ----------  ----------
                                                                        ----------  ----------

    The thirty-one hotel properties owned by Boykin Lodging at December 31, 1998 are located in Florida (5), North Carolina (4), Ohio (3), California (3), Oregon
(3), Washington (3), New York, New Jersey, Missouri, Maryland, Indiana, Colorado, Minnesota, Idaho, Nebraska, and Tennessee and are subject to percentage leases as described in Note 10.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are defined as cash on hand and in banks plus short-term investments with an original maturity of three months or less.

DEFERRED EXPENSES

    Included in deferred expenses at December 31, 1998 and 1997 are the following:

                                                                               1998       1997
                                                                             ---------  ---------
Financing costs............................................................  $   3,316  $   1,589
Franchise fees.............................................................        657        627
                                                                             ---------  ---------
                                                                                 3,973      2,216
Accumulated amortization...................................................       (814)      (161)
                                                                             ---------  ---------
                                                                             $   3,159  $   2,055
                                                                             ---------  ---------
                                                                             ---------  ---------

    Deferred financing costs are being amortized over the term of the related debt agreements. Accumulated amortization at December 31, 1998 and 1997 was $704 and $111, respectively.

    Deferred franchise fees are being amortized on a straight-line basis over the terms of related franchise agreements. Accumulated amortization at December 31, 1998 and 1997 was $110 and $50, respectively.

RESTRICTED CASH

    Restricted cash consists of cash to be held in escrow reserves under the terms of the term note payable discussed in Note 6. These reserves relate to the payment of capital expenditures, insurance, and real estate taxes.

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
DIVIDENDS/DISTRIBUTIONS

    Boykin Lodging pays dividends which are dependent upon the receipt of distributions from the Partnership.

REVENUE RECOGNITION

    Boykin Lodging recognizes lease revenue for interim and annual reporting purposes on an accrual basis pursuant to the terms of the respective percentage leases.

MINORITY INTERESTS

    Minority interest in the Partnership represents the limited partners' actual proportionate share of the equity in the Partnership. Income is allocated to minority interest based on the weighted average limited partnership percentage ownership throughout the period.

    Minority interest in joint ventures represents the joint venture partners' actual proportionate share of the equity in the joint ventures. Income is allocated to minority interest based on the joint venture partners' percentage ownership throughout the period, subject to minimum returns to the Partnership, as defined in the joint venture agreements.

INCOME TAXES

    Boykin qualifies as a REIT under Sections 856-860 of the Internal Revenue Code. Accordingly, no provision for income taxes has been reflected in the accompanying consolidated financial statements.

    Boykin's earnings and profits, as defined by federal income tax law, will determine the taxability of distributions to shareholders. Earnings and profits will differ from income reported for financial reporting purposes primarily due to the differences in the estimated useful lives and methods used to compute depreciation. For federal income tax purposes, dividends to shareholders applicable to 1998 and 1997 operating results represent ordinary taxable income while dividends applicable to 1996 operating results represent a 100% return of capital.

EARNINGS PER SHARE

    Boykin follows Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share."

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Boykin's basic and diluted earnings per share for 1998, 1997, and 1996 are as follows:

                                                                          YEAR ENDED       YEAR ENDED      PERIOD ENDED
                                                                         DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                             1998             1997             1996
                                                                        ---------------  ---------------  ---------------
Basic:
  Income before extraordinary item....................................     $    1.32        $    1.60        $     .09
  Extraordinary item..................................................          (.07)            (.09)            (.55)
                                                                               -----            -----            -----
      Net income (loss)...............................................     $    1.25        $    1.51        $    (.46)
                                                                               -----            -----            -----
                                                                               -----            -----            -----
Diluted:
  Income before extraordinary item....................................     $    1.32        $    1.59        $     .09
  Extraordinary item..................................................          (.07)            (.10)            (.54)
                                                                               -----            -----            -----
      Net income (loss)...............................................     $    1.25        $    1.49        $    (.45)
                                                                               -----            -----            -----
                                                                               -----            -----            -----

    Basic earnings per share is based on the weighted average number of common shares outstanding during the period whereas diluted earnings per share adjusts the weighted average shares outstanding for the effect of all dilutive securities. The weighted average number of shares used in determining basic earnings per share was 15,252,000, 9,523,000, and 8,981,000 for the years ended December 31, 1998 and 1997, and for the period November 4, 1996 through December 31, 1996, respectively. For 1997 and 1996, diluted per share amounts reflect incremental common shares outstanding of 72,000 and 55,000 related to unexercised stock options as of December 31, 1997 and 1996, respectively. There were no dilutive stock options outstanding at December 31, 1998. There are no adjustments to the reported amounts of income in computing diluted per share amounts.

PARTNERSHIP UNITS

    At December 31, 1998 and 1997, a total of 1,291,000 and 1,332,000 limited partnership units were issued and outstanding, respectively. The weighted average number of limited partnership units outstanding for the periods ended December 31, 1998, 1997, and 1996 were 1,297,000, 1,360,000, and 1,378,000 respectively. The weighted average number of common shares and limited partnership units for the periods ended December 31, 1998, 1997 and 1996 were 16,549,000, 10,883,000, and 10,359,000 respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Fair value is determined by using available market information and appropriate valuation methodologies. Boykin's principal financial instruments are cash, cash equivalents, restricted cash, accounts receivable, borrowings against the credit facility, and the term note payable. Cash, cash equivalents, and restricted cash, due to their short maturities, and the liquidity of accounts receivable, are carried at amounts which reasonably approximate fair value. As borrowings against the credit facility bear interest at variable market rates, carrying value approximates market value at December 31, 1998 and 1997.

    The estimated fair value of the $130,000 term note payable (Note 6) is based on the discounted value of contracted cash flows estimated using rates currently offered for debt with similar maturities.

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
This estimate assumes a ten percent increase from Boykin's actual rate on the term note of 6.9%. At December 31, 1998 the estimated fair value was approximately $126,061.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. ACQUISITIONS OF HOTEL PROPERTIES:

    The following table summarizes Boykin's acquisitions in 1998 and 1997:

1998 ACQUISITIONS

                                                                                                                     PERCENTAGE
                                                                                            NUMBER OF    PURCHASE     OWNED BY
HOTEL                                                    LOCATION       ACQUISITION DATE      ROOMS        PRICE     PARTNERSHIP
--------------------------------------------------  ------------------  ----------------  -------------  ---------  -------------
Knoxville Hilton..................................  Knoxville, TN          March 1998             317    $  26,400         100%
High Point Radisson...............................  High Point, NC         March 1998             251    $  10,600         100%
Pink Shell Beach Resort...........................  Fort Myers, FL          May 1998              208    $  19,250         100%
DoubleTree Portfolio..............................  Various                 May 1998            3,062    $ 271,300         100%
Radisson Hotel Mt. Laurel.........................  Mt. Laurel, NJ         June 1998              283    $  23,240          85%


HOTEL                                                 LESSEE
--------------------------------------------------  ----------
Knoxville Hilton..................................  BMC
High Point Radisson...............................  BMC
Pink Shell Beach Resort...........................  MeriStar
DoubleTree Portfolio..............................  Westboy
Radisson Hotel Mt. Laurel.........................  Radisson

1997 ACQUISITIONS

                                                                                                                     PERCENTAGE
                                                                                            NUMBER OF    PURCHASE     OWNED BY
HOTEL                                                    LOCATION       ACQUISITION DATE      ROOMS        PRICE     PARTNERSHIP
--------------------------------------------------  ------------------  ----------------  -------------  ---------  -------------

Melbourne Hilton Oceanfront.......................  Melbourne, FL          March 1997             118    $   9,300         100%
Holiday Inn Crabtree..............................  Raleigh, NC            March 1997             176    $   7,500         100%
French Lick Springs Resort........................  French Lick, IN        April 1997             485    $  20,000         100%
Holiday Inn Minneapolis West......................  Minneapolis, MN        July 1997              196    $  12,300          91%
Marriott's Hunt Valley Inn........................  Baltimore, MD          July 1997              392    $  27,300          91%
DoubleTree Kansas City............................  Kansas City, MO      November 1997            388    $  25,000          80%
Hampton Inn San Diego Airport/ Sea World..........  San Diego, CA        November 1997            199    $   8,900          91%


HOTEL                                                 LESSEE
--------------------------------------------------  ----------
Melbourne Hilton Oceanfront.......................  BMC
Holiday Inn Crabtree..............................  BMC
French Lick Springs Resort........................  BMC
Holiday Inn Minneapolis West......................  MeriStar
Marriott's Hunt Valley Inn........................  Davidson
DoubleTree Kansas City............................  MeriStar
Hampton Inn San Diego Airport/ Sea World..........  Outrigger

    All of the acquisitions have been accounted for using the purchase method, with the operating results of the acquired properties being included in the consolidated operating results of Boykin Lodging since the respective dates of acquisition.

4. INTERCOMPANY CONVERTIBLE NOTE:

    The $40,000 intercompany convertible note matures in November 2001. Interest on the note accrues at a rate equal to 9.5% per annum, increasing to 9.75% per annum beginning in November 1999, and is payable quarterly. The note may be prepaid in full, but not in part, at any time.

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

4. INTERCOMPANY CONVERTIBLE NOTE: (CONTINUED)
Boykin has the right to convert the note, prior to maturity and in advance of any proposed prepayment by the Partnership, into additional equity interests in the Partnership at face value based on the $20 per share IPO price of Boykin Lodging's common shares. Boykin Lodging is the sole general partner of the Partnership. The note is secured by mortgages on certain hotel properties.

5. CREDIT FACILITY:

    On June 11, 1998, Boykin entered into a new unsecured credit facility with a group of banks, which enables Boykin to borrow up to $250,000, subject to borrowing base and loan-to-value limitations, at a rate of interest that fluctuates at LIBOR plus 1.40% to 1.75% (7.25% at December 31, 1998), as defined. Boykin is required to pay a .25% fee on the unused portion of the credit facility. The credit facility expires in June 2000, with an additional one-year extension. The new facility replaced the Boykin's previous $150,000 credit facility, which was secured by first mortgages on thirteen of the hotels. As of December 31, 1998 and December 31, 1997, Boykin had $156,000 and $91,750, respectively, outstanding against the credit facility.

    The credit facility requires Boykin, among other things, to maintain a minimum net worth, a coverage ratio of EBITDA to debt service, and a coverage ratio of EBITDA to debt service and fixed charges. The company is required to maintain the franchise agreement at each hotel and to maintain its REIT status. Boykin was in compliance with its covenants at December 31, 1998 and December 31, 1997.

6. TERM NOTE PAYABLE.

    On May 22, 1998, OLP entered into a $130,000 term loan agreement. The loan expires in June 2023 and may be prepaid without penalty or defeasance after May 21, 2008. The loan bears interest at a fixed rate of 6.9% for ten years, and at a new fixed rate to be determined thereafter. The loan requires interest-only payments for the first two years, with principal repayments commencing in the third loan year based on a 25-year amortization schedule. The loan is secured by ten DoubleTree hotels. Under covenants in the loan agreement, assets of OLP are not available to pay the creditors of any other Boykin entity, except to the extent of permitted cash distributions from OLP to Boykin. Likewise, the assets of other Boykin entities are not available to pay the creditors of OLP. The loan agreement also requires OLP to hold funds in escrow for the payment of capital expenditures, insurance and real estate taxes. The term note also requires OLP to maintain certain financial covenants. OLP was in compliance with these covenants at December 31, 1998.

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

6. TERM NOTE PAYABLE. (CONTINUED)

    Maturities of long term debt at December 31, 1998 are as follows:

1999..............................................................  $      --
2000..............................................................        992
2001..............................................................      2,090
2002..............................................................      2,239
2003..............................................................      2,399
2004 and thereafter...............................................    122,280
                                                                    ---------
                                                                    $ 130,000
                                                                    ---------
                                                                    ---------

7. DESCRIPTION OF CAPITAL SHARES:

COMMON SHARES

    Holders of Boykin's common shares are entitled to receive dividends, as and if declared by the Board of Directors, out of funds legally available therefor. The holders of common shares, upon any liquidation, dissolution or winding-up of Boykin, are entitled to share ratably in any assets remaining after payment in full of all liabilities of Boykin and all preferences of the holders of any outstanding preferred shares. The common shares possess ordinary voting rights, each share entitling the holder thereof to one vote. Holders of common shares do not have cumulative voting rights in the election of directors and do not have preemptive rights.

PREFERRED SHARES

    The Board of Directors is authorized to provide for the issuance of two classes of preferred shares, each in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights (other than voting rights) of each series and the qualifications, limitations or restrictions thereon. An aggregate of ten million preferred shares are authorized. Because the Board of Directors has the power to establish the preferences and rights of each series of preferred shares, the Board of Directors may afford the holders of any series of preferred shares preferences, powers and rights senior to the rights of holders of common shares. The issuance of preferred shares could have the effect of delaying or preventing a change in control of Boykin. No preferred shares had been issued or were outstanding as of December 31, 1998 and 1997.

8. LIMITED PARTNERSHIP INTERESTS:

    Pursuant to the Partnership Agreement, the limited partners of the Partnership have exchange rights, which enable them to cause the Partnership to pay cash for their interests in the Partnership, or at Boykin Lodging's election, to exchange common shares for such interests. The exchange rights may be exercised in whole or in part. The number of common shares initially issuable to the limited partners upon exercise of the exchange rights was 1,378,000. The number of shares issuable upon exercise of the exchange rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the limited partners or the shareholders of Boykin Lodging.

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

8. LIMITED PARTNERSHIP INTERESTS: (CONTINUED)
    During 1998 and 1997, the Partnership purchased 40,976 and 45,910, respectively, of its outstanding limited partnership units for aggregate cash consideration of $967 and $1,074, respectively. The excess of the aggregate purchase price paid over the capital account balances of the units purchased was $562 and $610, respectively and was recorded as additional investment in hotel properties.

    As a result of the purchases of limited partnership units and the use of proceeds from the issuances of common shares discussed in Note 1 to purchase additional general partnership units, offset by the redemption of general partnership units in conjunction with the repurchase of 114,500 common shares in 1998, Boykin's general partnership interest in the Partnership increased to 92.1% as of December 31, 1998 from 85.0% as of December 31, 1997.

9. EXTRAORDINARY ITEM:

    In June 1998, in connection with obtaining the new unsecured credit facility discussed in Note 5, Boykin wrote off existing deferred financing costs under the former secured facility totaling $1,138. These charges, net of $110 of minority interest, were reflected as an extraordinary item in the accompanying consolidated statement of income for the year ended December 31, 1998.

    In connection with obtaining an increased credit facility in 1997 and retiring certain assumed mortgage indebtedness, Boykin wrote off existing deferred financing costs totaling $882. These charges, net of $172 of minority interest, were reflected as an extraordinary item in the accompanying consolidated statement of income for 1997.

    In acquiring the Initial Hotels in 1996, an extraordinary loss of $4,908 was incurred which consisted of prepayment penalties of $5,821 and the write off of deferred financing costs of $57, net of $970 of minority interest. This loss was incurred from retirement of the underlying mortgage indebtedness of the hotels. The debt was retired from the proceeds from the sale of the general partnership interest to Boykin Lodging and from the proceeds from the intercompany convertible note.

10. PERCENTAGE LEASE AGREEMENTS:

    The percentage leases have noncancelable remaining terms ranging from two to ten years, subject to earlier termination on the occurrence of certain contingencies, as defined. The rent due under each percentage lease is the greater of minimum rent, as defined, or percentage rent. Percentage rent applicable to room and other hotel revenues varies by lease and is calculated by multiplying fixed percentages by the total amounts of such revenues over specified threshold amounts. Both the minimum rent and the revenue thresholds used in computing percentage rents applicable to room and other hotel revenues are subject to annual adjustments based on increases in the United States Consumer Price Index (CPI). Percentage rent applicable to food and beverage revenues is calculated by multiplying fixed percentages by the total amounts of such revenues. Percentage lease revenues were $69,747, $37,884 and $3,258, respectively, for the years ended December 31, 1998 and 1997 and the period ended December 31, 1996, of which approximately $18,746, $12,303 and $306, respectively, was in excess of minimum rent.

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

10. PERCENTAGE LEASE AGREEMENTS: (CONTINUED)
    Future minimum rentals (ignoring future CPI increases) to be received by Boykin from BMC and from other lessees pursuant to the percentage leases for each of the years in the period 1999 to 2003 and in total thereafter are as follows:

                                                            RELATED
                                                             PARTY        OTHER
                                                            LESSEES      LESSEES     TOTALS
                                                          ------------  ---------  ----------
1999....................................................   $   49,261   $   9,076  $   58,337
2000....................................................       49,261       9,076      58,337
2001....................................................       42,960       9,076      52,036
2002....................................................       36,055       7,677      43,732
2003....................................................       11,439       5,884      17,323
Thereafter..............................................       26,409      23,067      49,476
                                                          ------------  ---------  ----------
                                                           $  215,385   $  63,856  $  279,241
                                                          ------------  ---------  ----------
                                                          ------------  ---------  ----------

11. SHARE COMPENSATION PLANS:

    Boykin has a Long-Term Incentive Plan (LTIP) which provides for the granting to eligible employees of incentive or nonqualified share options, restricted shares, deferred shares, share purchase rights and share appreciation rights in tandem with options, or any combination thereof. Boykin has reserved 1,000,000 common shares for issuance under the LTIP.

OPTION PLAN

    The following table summarizes information related to share option grant and exercise activity in 1998, 1997 and 1996:

                      OPTIONS GRANTED TO
                  --------------------------
                   OFFICERS
                      AND      NON-EMPLOYEE     WEIGHTED AVERAGE FAIR      OPTIONS    EXERCISED PRICE
YEAR               EMPLOYEES     DIRECTORS    VALUE OF OPTIONS GRANTED    EXERCISED      PER SHARE
----------------  -----------  -------------  -------------------------  -----------  ---------------
1998............     340,483        30,000            $    2.10               5,000      $   20.00
1997............     148,500        30,000            $    2.54               5,000      $   20.00
1996............     400,000        25,000            $    1.59              --             --

    As of December 31, 1998 and 1997, the following information related to outstanding options was as follows:

                                  TOTAL OPTIONS                         EXERCISABLE OPTIONS
                 ------------------------------------------------  ------------------------------
                              WEIGHTED AVERAGE   WEIGHTED AVERAGE               WEIGHTED AVERAGE
                   OPTIONS        PER SHARE         REMAINING        OPTIONS        PER SHARE
YEAR             OUTSTANDING   EXERCISE PRICE    CONTRACTUAL LIFE  OUTSTANDING   EXERCISE PRICE
---------------  -----------  -----------------  ----------------  -----------  -----------------
1998...........     963,983       $   20.53           8.8 years       385,343       $   21.23
1997...........     598,500       $   21.17           9.1 years       161,666       $   20.36

    Options vest over various periods ranging from one to nine years from the date of grant. The term of each option granted will not exceed ten years from date of grant, and the exercise price may not be less than 100% of the fair market value of Boykin's common shares on the grant date.

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

11. SHARE COMPENSATION PLANS: (CONTINUED)
    Boykin has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its employee share option plan. If Boykin Lodging had elected to recognize compensation costs for the LTIP based on the fair value at the grant dates for option awards consistent with the method prescribed by SFAS No. 123, reported amounts of net income and earnings per share would have been changed to the pro forma amounts indicated below.

                                                   YEAR ENDED               PERIOD ENDED
                                               DECEMBER 31, 1998         DECEMBER 31, 1997
                                            ------------------------  ------------------------
                                            AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                                            -----------  -----------  -----------  -----------
Net income................................   $  19,004    $  18,225    $  14,342    $  13,845
Earnings per share:
  Basic...................................   $    1.25    $    1.19    $    1.51    $    1.46
  Diluted.................................   $    1.25    $    1.19    $    1.49    $    1.44

    The fair value of employee share options used to compute the pro forma amounts of net income and basic earnings per share was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                                          OPTIONS ISSUED IN:
                                                                        ----------------------
                                                                           1998        1997
                                                                        ----------  ----------
Dividend yield........................................................       9.50%       6.50%
Expected volatility...................................................      19.03%       18.2%
Risk-free interest rate...............................................       5.39%       6.16%
Expected holding period...............................................   6.6 years   5.4 years

12. EMPLOYEE BENEFIT PLAN:

    Effective January 1, 1997, Boykin adopted the Boykin Lodging Company Money Purchase Pension Plan, a defined contribution plan which was established to provide retirement benefits to eligible employees. Boykin's contributions for the years ended December 31, 1998 and 1997 totaled $140 and $127, respectively.

13. COMMITMENTS:

    In general, the percentage leases require Boykin Lodging to establish reserves for capital expenditures. Boykin Lodging intends to use the capital expenditures reserve for the replacement and refurbishment of furniture, fixtures and equipment and other capital expenditures although it may make other uses of the amounts in the fund that it considers appropriate from time to time.

    Two of the hotels owned by Boykin and land related to another hotel are subject to land leases which expire at various dates through 2068. All leases require minimum annual rentals, and one lease requires percentage rent based on hotel revenues. The other two leases are adjusted for increases in CPI every ten years. Rental expense charged to operations related to these leases for the years ended December 31, 1998 and 1997 was $832 and $830, respectively. Rent expense for the period ended December 31, 1996 was $108.

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

13. COMMITMENTS: (CONTINUED)
    Under terms of the Red Lion merger agreement, Boykin committed to spend $10,000 over a two-year period in capital renovations at some of the hotels in that portfolio Boykin plans on spending a total of $20,000 during this period of which approximately $10,000 will be funded through hotel capital expenditure reserves based on a percentage of hotel revenues. The remainder will be funded from Boykin's operations and borrowings under its credit facility.

    The DoubleTree Kansas City purchased by Boykin K.C. in November 1997 underwent a substantial renovation which was completed in April 1997. The renovation was funded, in part, with $15,110 of proceeds from tax increment financing bonds issued by the Redevelopment Authority of Kansas City, Missouri. Debt service on the bonds is to be funded entirely by sales taxes, payroll taxes, real estate taxes, hotel taxes and other specified taxes and net revenues generated by the hotel. However, if the specified taxes generated by the hotel are insufficient to satisfy the debt service requirements of the bonds, Boykin K.C. could be obligated to fund such shortfall. In the opinion of management of Boykin, it is unlikely that Boykin K.C. will have to fund any debt service on the bonds.

    Boykin's joint venture partner in Shawan has the right, commencing in July 1999, subject to certain performance criteria, to sell one-half of their respective interests in this joint venture to Boykin at fair market value, with Boykin retaining the option to fund the purchase price with cash or through the issuance of common shares.

14. RELATED PARTY TRANSACTIONS:

    The Chairman, President and Chief Executive Officer of Boykin Lodging is the majority shareholder of BMC. BMC and Westboy LLC, a subsidiary of BMC, were a significant source of Boykin's percentage lease revenue through December 31, 1998 and 1997. At December 31, 1998 and 1997, Boykin had rent receivable of $4,748 and $897, respectively, due from related party lessees.

    Boykin Lodging paid Spectrum Design Services $672 for design services in 1998. Of this total, $290 was for design services, $285 represented purchasing services and $97 was reimbursement of expenses incurred while performing services for the hotels during 1998.

    At December 31, 1998 and 1997, Boykin had a payable to related party lessees of $2,971 and $1,069, respectively, primarily for the reimbursement of capital expenditure costs incurred on behalf of Boykin Lodging.

    In September 1997, BMC purchased 20,000 common shares of Boykin for cash consideration of $491. Boykin utilized the proceeds to purchase 20,000 additional general partner units in the Partnership.

    The Initial Hotels were acquired by the Partnership from entities in which certain officers of Boykin and their affiliates had substantial ownership interests. These officers and their affiliates received 1,222,143 limited partnership units in exchange for their interests in the hotel properties.

15. STATEMENTS OF CASH FLOWS, SUPPLEMENTAL DISCLOSURES:

    In 1998, Boykin issued 3,109,606 common shares, valued at $80,333, as partial consideration for the acquisition of OLP. Approximately $8,618 of dividends and partnership distributions were declared but were not paid as of December 31, 1998.

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

15. STATEMENTS OF CASH FLOWS, SUPPLEMENTAL DISCLOSURES: (CONTINUED)
    In 1997, the Partnership assumed $10,338 of existing debt which was immediately retired after closing of an acquisition. Approximately $4,893 of dividends and Partnership distributions which were declared but were not paid as of December 31, 1997.

    In 1996, in connection with the IPO, approximately $64,000 of historical net book value in hotel properties was contributed to the Partnership in exchange for Partnership units and the Partnership assumed approximately $140,000 of debt. Approximately $3,091 of dividends and Partnership distributions were declared but were not paid as of December 31, 1996.

    Interest paid during the years ended December 31, 1998, and 1997, and the period ended December 31, 1996 was and $12,763, $2,059, and $25, respectively.

16. SUBSEQUENT EVENT:

    On February 1, 1999, Boykin formed of a joint venture with AEW Partners III, L.P. (AEW), an investment partnership managed by AEW Capital Management, L.P., a Boston-based real estate investment firm. AEW will provide $50,000 of equity capital for the joint venture, and Boykin will provide approximately $17,000 and serve as the operating partner of the joint venture.

    Boykin and AEW plan to use the joint venture to take advantage of acquisition opportunities in the lodging industry. The joint venture agreement contains provisions for AEW and Boykin to double their respective capital commitments under certain circumstances. In addition, as part of the transition, Boykin will receive incentive returns based on the performance of acquired assets as well as other compensation as a result of the joint venture's activities.

    After the end of the two-year investment period, AEW has the option to convert its capital invested in the joint venture into Boykin convertible preferred shares. Pursuant to the venture agreements, AEW also purchased a warrant for $500. The warrant gives AEW the right to buy up to $20,000 of Boykin's preferred or common (at Boykin's election) shares for $16.48 a share. The warrant is exercisable after the two year investment period, and expires one year after it becomes exercisable. The amount of the warrant will be reduced and eliminated under the terms of the agreement on a dollar for dollar basis as the last $20,000 of AEW's $50,000 capital is invested. If issued, the preferred shares would be convertible into common shares at $16.48 per common share and have a minimum cumulative annual dividend equivalent to $1.88 per common share, Boykin's current common share dividend.

17. PRO FORMA FINANCIAL INFORMATION (UNAUDITED):

    Pro forma financial information is presented as if the following significant transactions had been consummated as of January 1, 1997:

    - the share offering of 4,500,000 common shares in February 1998;

    - the issuance of 3,109,606 common shares in May 1998 related to the Red Lion merger;

    - the acquisitions of properties by Boykin in 1997 and 1998;

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

17. PRO FORMA FINANCIAL INFORMATION (UNAUDITED): (CONTINUED)
    - Boykin's common share repurchase of 114,500 shares in 1998;

                                                                              YEARS ENDED
                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Lease revenue...........................................................  $  83,000  $  81,070
Interest revenue........................................................        360         --
                                                                          ---------  ---------
Total revenues..........................................................     83,360     81,070
                                                                          ---------  ---------

Real estate related depreciation and amortization.......................     26,256     26,270
Real estate and personal property taxes,
insurance and ground rent...............................................      9,807     10,240
General and administrative..............................................      3,745      2,404
Interest expense........................................................     19,710     17,685
Amortization of deferred financing costs................................        652        607
                                                                          ---------  ---------
                                                                             60,170     57,206
                                                                          ---------  ---------

Income before minority interest and extraordinary item..................     23,190     23,864
Minority interest.......................................................     (2,079)    (1,752)
                                                                          ---------  ---------
Income before extraordinary item........................................  $  21,111  $  22,122
                                                                          ---------  ---------
                                                                          ---------  ---------
Income per share before extraordinary item:
  Basic.................................................................  $    1.24  $    1.30
  Diluted...............................................................  $    1.24  $    1.29

    The operations of the Kansas City and Daytona hotels are excluded from the 1997 pro forma results as these hotels were closed for renovations during portions of the year.

18. QUARTERLY OPERATING RESULTS (UNAUDITED):

    Boykin Lodging's unaudited consolidated quarterly operating data for the year ended December 31, 1998 and 1997 follows. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of quarterly results have been reflected in the data. Quarterly operating results are not necessarily indicative of the results to be achieved in succeeding quarters or years.

    In May 1998, the Emerging Issues Task Force (EITF) issued EITF 98-9, "Accounting for Contingent Rent in Interim Periods." EITF 98-9 provided that a lessor shall defer recognition of contingent rental income in interim periods until specified targets that trigger the contingent income are met. Boykin elected to adopt the provisions of EITF 98-9 in the third quarter of 1998, retroactive to January 1, 1998, and restated its financial results for the first and second quarters of 1998. In November 1998, the EITF rescinded its previous ruling, allowing Boykin to revert back to its previous revenue recognition policies before adopting EITF 98-9. Therefore, the following quarterly information for 1998 has been restated from that previously reported on Forms 10-Q/A to reflect Boykin's decision

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

18. QUARTERLY OPERATING RESULTS (UNAUDITED): (CONTINUED) to recognize percentage rent revenue in accordance with the terms of its percentage lease agreements rather than pursuant to the requirements of the rescinded EITF 98-9.

                                                          FOR THE 1998 QUARTER ENDED
                                             -----------------------------------------------------
                                             (RESTATED)   (RESTATED)    (RESTATED)
                                              MARCH 31,    JUNE 30,    SEPTEMBER 30,  DECEMBER 31,
                                             -----------  -----------  -------------  ------------
Total revenues.............................   $  10,914    $  17,492     $  23,266     $   18,450
Income before extraordinary item...........       3,649        5,858         7,215          3,420
Net income.................................       3,649        4,720         7,215          3,420
Earnings per share:
  Income before extraordinary item--
    Basic..................................         .32          .38           .42            .20
    Diluted................................         .32          .38           .42            .20
  Net income--
    Basic..................................         .32          .31           .42            .20
    Diluted................................         .32          .31           .42            .20
Weighted average number of common shares
  outstanding:
    Basic..................................      11,342       15,412        17,125         17,044
    Diluted................................      11,447       15,436        17,125         17,044

                                                          FOR THE 1997 QUARTER ENDED
                                             -----------------------------------------------------
                                              MARCH 31,    JUNE 30,    SEPTEMBER 30,  DECEMBER 31,
                                             -----------  -----------  -------------  ------------
Total revenues.............................   $   7,439    $   9,728     $  12,036     $    9,063
Income before extraordinary item...........       3,381        4,373         5,373          2,097
Net income.................................       3,381        4,373         5,232          1,356
Earnings per share:
  Income before extraordinary item--
    Basic..................................         .36          .46           .56            .22
    Diluted................................         .35          .46           .56            .22
  Net income--
    Basic..................................         .36          .46           .55            .14
    Diluted................................         .35          .46           .55            .14
Weighted average number of common shares
  outstanding:
    Basic..................................       9,516        9,516         9,522          9,537
    Diluted................................       9,575        9,553         9,596          9,651

                             BOYKIN LODGING COMPANY

              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

19. FINANCIAL INFORMATION OF BMC:

    Percentage lease revenue payable by BMC represented $56.7 million and $34.8 million, or 81.3% and 91.9% of total percentage lease revenue in 1998 and 1997. Certain information related to BMC's financial statements is as follows:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
BALANCE SHEET INFORMATION:
    Cash and cash equivalents...........................................  $  12,973  $   6,862
    Due from related party lessors......................................      2,971      1,069
    Total assets........................................................     29,344     14,381
    Rent payable to related party lessors...............................      4,748        897
    Members' capital....................................................      4,039      4,273

                                                                                  NOVEMBER 4,
                                                       YEAR ENDED    YEAR ENDED   1996 THROUGH
                                                      DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                          1998          1997          1996
                                                      ------------  ------------  ------------
STATEMENT OF OPERATIONS INFORMATION:
    Total hotel revenues............................   $  235,653    $  110,548    $   12,280
    Hotel operating expenses........................      170,162        75,891         9,748
    Percentage lease expense........................       67,424        34,834         3,258
    Net income (loss)...............................           47         1,681          (446)

20. FINANCIAL INFORMATION OF THE INITIAL HOTELS:

    The Initial Hotels represent the hotels acquired upon the completion of the IPO. Certain financial information related to the Initial Hotels, for the period from January 1, 1996 through November 3, 1996 (before Boykin Lodging's IPO) is as follows:

                                                                                   PERIOD
                                                                              JANUARY 1, 1996
                                                                                  THROUGH
                                                                              NOVEMBER 3, 1996
                                                                              ----------------
Total revenues..............................................................     $   75,837
Income before extraordinary item............................................            536
Net loss....................................................................           (779)
Cash flows provided by operating activities.................................          8,314
Cash flows used for investing activities....................................        (12,462)
Cash flows provided by financing activities.................................          6,541

                             BOYKIN LODGING COMPANY

                            LONG-TERM INCENTIVE PLAN


SECTION 1.  PURPOSE; DEFINITIONS.

         The purpose of the Boykin Lodging Company Long-Term Incentive Plan (the "Plan") is to enable Boykin Lodging Company (the "Company") to attract, retain and reward key employees of the Company and of its Affiliates and to strengthen the mutuality of interests between such key employees and the Company's shareholders by offering such key employees equity or equity-based incentives.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "AFFILIATE" means any entity (other than the Company and its Subsidiaries) that is designated by the Board as a participating employer under the Plan.

         (b) "AWARD" means any award of Stock options, Restricted Shares, Deferred Shares, Share Purchase Rights, Share Appreciation Rights or Other Share-Based Awards under the Plan.

         (c)   "BOARD" means the Board of Directors of the Company.

         (d)   "CHANGE IN CONTROL" has the meaning set forth in Section 11(b).

         (e)   "CHANGE IN CONTROL PRICE" has the meaning set-forth in Section
         11(d).

         (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (g) "COMMITTEE" means the Committee referred to in Section 2 of the Plan.

         (h) "COMPANY" means Boykin Lodging Company, an Ohio corporation, or any successor corporation.

         (i) "DEFERRED SHARES" means an award of the right to receive Shares at the end of a specified period granted pursuant to Section 7.

         (j) "DISABILITY" means disability as determined under procedures established by the Committee for purposes of the Plan.

         (k) "DISINTERESTED PERSON" has the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, or any successor definition adopted by the Commission.

         (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (m) "FAIR MARKET VALUE" means, as of any date, the mean between the highest and lowest quoted selling price, regular way, of the Shares on such date on the New York Stock Exchange or, if no such sale of the Shares occurs on the New York Stock Exchange on such date, then such mean price on the next preceding day on which the

         Shares were traded. If the Shares are no longer traded on the New York Stock Exchange, then the Fair Market Value of the Shares shall be determined by the Committee in good faith.

         (n) "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
         Section 422 of the Code or any successor section thereto.

         (o) "NON-QUALIFIED STOCK OPTION", means any Stock Option that is not an Incentive Stock Option.

         (p)   "OTHER SHARE-BASED AWARD" means an award granted pursuant to
         Section 10 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

         (q) "OUTSIDE DIRECTOR" has the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

         (r) "PLAN" means the Boykin Lodging Company Long-Term Incentive Plan, as amended from time to time.

         (s)   "POTENTIAL CHANGE IN CONTROL" has the meaning set forth in
         Section 11(c).

         (t) "RESTRICTED SHARES" means an award of shares that is granted pursuant to Section 6 and is subject to restrictions.

         (u) "SECTION 16 PARTICIPANT", means a participant under the Plan who is then subject to Section 16 of the Exchange Act.

         (v) "SHARES" mean, the common shares, without par value, of the Company.

         (w) "SHARE APPRECIATION RIGHT" means an award of a right to receive an amount from the Company that is granted pursuant to Section 9.

         (x) "STOCK OPTION" or "OPTION" means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted Pursuant to Section 5.

         (y) "SHARE PURCHASE RIGHT" means an award of the right to purchase Shares that is granted pursuant to Section 8.

         (z) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 2.  ADMINISTRATION.

         The Plan shall be administered by the Long-Term Incentive Plan Committee of the Board (the "Committee"). The Committee shall consist of three or four directors of the Company, as designated

--------------------------------------------------------------------------------
by the Board from time to time, all of whom shall be Disinterested Persons and Outside Directors. Such directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists which has the authority to so administer the Plan.

         The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of Awards to be granted to each participant, the consideration, if any, to be paid for such Awards, the timing of such Awards, the terms and conditions of Awards granted under the Plan, the terms and conditions of the related agreements which will be entered into with participants and to certify that any performance goals are satisfied. As to the selection of and grant of Awards to participants who are not Section 16 participants, the Committee may delegate its responsibilities to members of the Company's management consistent with applicable law.

         The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

         Any interpretation and administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

SECTION 3.  SHARES SUBJECT TO THE PLAN.

         (a) AGGREGATE SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below in Section 3(c), the total number of Shares reserved and available for Awards under the Plan is 1,000,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         (b) FORFEITURE OR TERMINATION OF AWARDS OF SHARES. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to such Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the participant who had been awarded such forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to such Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to such Shares by the exercise of voting rights or the accumulation of dividends which are not realized because of the forfeiture of such Shares or the expiration or termination of the related Award without issuance of such Shares.

         (c) ADJUSTMENT. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the

--------------------------------------------------------------------------------

         Plan, in the number and purchase price of shares subject to outstanding Share Purchase Rights granted under the Plan, and in the number of shares subject to Restricted Share Awards, Deferred Share Awards and any other outstanding Awards granted under the Plan as may be approved by the Committee, in its sole discretion; provided that the number of shares subject to any Award shall always be a whole number.

         (d) ANNUAL AWARD LIMIT. No Participant may be granted Stock Options or Awards under the Plan with respect to an aggregate of more than 300,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.

SECTION 4.  ELIGIBILITY.

         Officers and other key employees of the Company and its Subsidiaries and Affiliates, if any, who are responsible for or contribute to the management, growth or profitability of the business of the Company or its Subsidiaries or Affiliates, if any, are eligible to be granted Awards under the Plan.

SECTION 5.  STOCK OPTIONS.

         (a) GRANT. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option and the other terms and conditions of the Stock Option in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be of two types, which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c) hereof, the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

         (b) TERMS AND CONDITIONS. Options granted under the Plan shall be evidenced by Option Agreements, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (1) OPTION PRICE. The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an incentive stock option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code)).

                  (2) OPTION TERM. The term of each Stock Option shall be fixed by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Options, five years in the case of a participant who at the date of grant owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code)).

--------------------------------------------------------------------------------

                  (3) EXERCISE. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 5(b)(6) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole on in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

                  (4) METHOD OF EXERCISE. Subject to any installment exercise provisions that apply with respect to such Stock Option, and the six month and one day holding period set forth in Section 5(b)(3), Stock Options may be exercised in whole or in part, at any time during the option period, by giving to the Company written notice of exercise specifying the number of Shares to be purchased.

                  Such notice shall be accompanied by payment in full of the option price of the Shares for which the Option is exercised, in cash or Shares or by check or such other instrument as the Committee may accept. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the option is exercised.

                  No Shares shall be issued pursuant to an exercise of an Option until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for such Shares, has given, if requested, the representation described in Section 14(a) and such Shares have been issued to him.

                  (5) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the participant's lifetime, only by the Participant or, subject to Sections 5(b)(3) and 5(c), by the participant's authorized legal representative if the participant is unable to exercise an option as a result of the participant's Disability; provided, however, that if so provided in the instrument evidencing the Option, the Committee may permit any optionee to transfer the Option during his lifetime to one or more members of his family, or to one or more trusts for the benefit of one or more members of his family, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 for any Option that the Committee does not permit to be so transferred. The transferee of an Option shall be subject to all restrictions, terms, and conditions applicable to the Option prior to its transfer, except that the Option shall not be further transferable INTER VIVOS by the transferee. The Committee may impose on any transferable Option and on the Common Shares to be issued upon the exercise of the Option such limitations and conditions as the Committee deems appropriate.

                  (6) TERMINATION BY DEATH. Subject to Section 5(c), if any participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such Option was exercisable at the time of death or would have become exercisable within one year from the time of death had the participant continued to fulfill


--------------------------------------------------------------------------------
         all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the estate of the participant (acting through its fiduciary), for a period of one year (or such other period as the Committee may specify at or grant) from the date of such death. The balance of the Stock Option shall be forfeited.

                  (7) TERMINATION BY REASON OF DISABILITY. Subject to Sections 5(b)(3) and 5(c), if a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such participant may thereafter be exercised, to the extent such Option was exercisable at the time of termination or would have become exercisable within one year from the time of termination had the participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the participant or by the participant's duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant's Disability, for a period of one year (or such other period as the Committee may specify at or after grant), from the date of such termination of employment; provided, however, that in no event may any such Option be exercised prior to six months and one day from the date of grant; and provided, further, that if the participant dies within such one-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such participant shall thereafter be exercisable by the estate of the participant (acting though its fiduciary) to the same extent to which it was exercisable at the time of death for a period of one year from the date of such termination of employment. The balance of the Stock Option shall be forfeited.

                  (8) OTHER TERMINATION. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant's employment by the Company or any Subsidiary or Affiliate is terminated for any reason other than death or Disability, all Stock Options held by such participant shall thereupon terminate 90 days after the date of such termination.

         (c)   INCENTIVE STOCK OPTIONS. Notwithstanding Sections 5(b)(6) and
         (7), an Incentive Stock Option shall be exercisable by (i) a participant's authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant's Disability) only if, and to the extent, permitted by
         Section 422 of the Code and Section 16 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) by the participant's estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations which may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under such Section 422 or any successor section thereto.

         (d) BUYOUT PROVISIONS. The Committee may at any time buy out for a payment in cash, Shares, Deferred Shares or Restricted Shares an option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, provided that no such transaction involving a Section 16 participant shall be structured or effected in a manner that would violate, or result in any liability on the part


--------------------------------------------------------------------------------
         of the participant under, Section 16 of the Exchange Act or the rules and regulations promulgated thereunder.

SECTION 6.  RESTRICTED SHARES.

         (a) GRANT. Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside of the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each Participant, the price (if any) to be paid by the participant (subject to Section 6(b)), the date or dates upon which Restricted Share Awards will vest and the period or periods within which such Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of such Awards in addition to those set forth in Section 6(b).

         The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

         (b) TERMS AND CONDITIONS. Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A Participant who receives a Restricted Share Award shall not have any rights with respect to such Award, unless and until such participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

                  (1) The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

                  (2) Awards of Restricted Shares must be accepted by executing a Restricted Share Award agreement and paying any price required under
         Section 6(b)(1).

                  (3) Each participant receiving a Restricted Share Award shall be issued a stock certificate in respect of such Restricted Shares. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

                  (4) The Committee shall require that the stock certificates evidencing such Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by such Award.

                  (5) Subject to the provisions of this Plan and the Restricted Share Award agreement, during a period set by the committee commencing with the date of such Award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares awarded under the Plan. Subject to these limitations, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in


--------------------------------------------------------------------------------
         whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, in its sole discretion.

                  (6) Except as provided in this Section 6(b)(6), Section 6(b)(5) and Section 6(b)(7) the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

                  (7) No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution.

                  (8) If a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse, to the extent such Restricted Shares would have become vested or no longer subject to restriction within one year from the time of death had the participant continued to fulfill all of the conditions of the Restricted Share Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Restricted Shares shall be forfeited.

                  (9) If a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse, to the extent such Restricted Shares would have become vested or no longer subject to restriction within one year from the time of termination had the participant continued to fulfill all of the conditions of the Restricted Share Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Restricted Shares shall be forfeited.

                  (10) Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted Shares held by such participant which are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

         (c) MINIMUM VALUE PROVISIONS. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide in its sole discretion for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Restricted Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 7.  DEFERRED SHARES.


--------------------------------------------------------------------------------

         (a) GRANT. Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 7(b).

         The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine, in its sole discretion.

         (b) TERMS AND CONDITIONS. Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee considers desirable:

                  (1) The purchase price for Deferred Shares shall be determined at the time of grant by the Committee. Subject to the provisions of the Plan and the Award agreement referred to in Section 7(b)(9), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in
         Section 7(b)(8), when applicable), stock certificates shall be delivered to the participant, or his legal representative, for the shares covered by the Deferred Share Award. The Deferral period applicable to any Deferred Share Award shall not be less than six months and one day ("Minimum Deferral Period").

                  (2) Amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined at or after the time of the Award by the Committee, in its sole discretion.

                  (3) No Deferred Shares shall be transferable by a participant other than by will or by the laws of descent and distribution.

                  (4) If a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Deferred Shares awarded to by such participant shall thereafter vest and all restrictions thereon shall lapse, to the extent such Deferred Shares would have become vested or no longer subject to restriction within one year from the time of death had the participant continued to fulfill all of the conditions of the Deferred Share Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Deferred Shares shall be forfeited.

                  (5) If a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Deferred Shares awarded to such participant shall thereafter vest and all restrictions thereon shall lapse, to the extent such Deferred Shares would have become vested or no longer subject to restriction within one year from the time of termination had the participant continued to fulfill all of the conditions of the Deferred Shares Award during such period (or on such accelerated basis


--------------------------------------------------------------------------------
         as the Committee may determined at or after grant), subject in all cases to the Minimum Deferral Period requirement. The balance of the Deferred Shares shall be forfeited.

                  (6) Unless otherwise determined by the Committee at or after the time of granting any Deferred Share Award, if a participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

                  (7) Based on service, performance or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Share Award or waive a portion of the Deferral Period for all or any part of such Award, subject in all cases to the Minimum Deferral Period requirement.

                  (8) A participant may elect to further defer receipt of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and the terms of this
         Section 7 and such other terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions approved by the Committee, such election must be made at least 12 months prior to completion of the Deferral Period for such Deferred Share Award (or such installment).

                  (9) Each such Award shall be confirmed by, and subject to the terms of, a Deferred Share Award agreement evidencing the Award in the form approved from time to time by the Committee.

         (c) MINIMUM VALUE PROVISIONS. In order to better ensure that award payments actually reflect the performance of the Company and service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Deferred Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 8.  SHARE PURCHASE RIGHTS.

         (a) GRANT. Share Purchase Rights may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The committee shall determine the individuals to whom, and the time or times at which, grants of Share Purchase Rights will be made, the number of Shares which may be purchased pursuant to Share Purchase Rights, and the other terms and conditions of the Share Purchase Rights in addition to those set forth in Section 8(b). The Shares subject to the Share Purchase Rights may be purchased at the Fair Market Value of such Shares on the date of grant;

         Subject to Section 8(b) hereof, the Committee may also impose such deferral, forfeiture or other terms and conditions as it shall determine, in its sole discretion, on such Share Purchase Rights or the exercise thereof.

         Each Share Purchase Right Award shall be confirmed by, and be subject to the terms of, a Share Purchase Rights Agreement which shall be in form approved by the Committee.


--------------------------------------------------------------------------------

         (b) TERMS AND CONDITIONS. Share Purchase Rights may contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee shall deem desirable, and shall generally be exercisable for such period as shall be determined by the Committee. However, Share Purchase Rights granted to Section 16 participants shall not become exercisable earlier than six months and one day after the grant date. Share Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.

SECTION 9.  SHARE APPRECIATION RIGHTS.

         (a) GRANT. Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant's Option Agreement.

         (b) TERMS AND CONDITIONS. The following terms and conditions will apply to all Share Appreciation Rights:

                  (1) Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount (paid as provided in Section 9(b)(5)) equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon surrender of a Share Appreciation Right.

                  (2) Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash. The terms of the underlying Option shall provide a method by which an alternative fair market value of the Shares on the date of exercise shall be calculated based on one of the following: (x) the closing price of the Shares on the national exchange on which they are then traded on the business day immediately preceding the day of exercise; (y) the highest closing price of the Shares on the national exchange on which they have been traded, during the 90 days immediately preceding the Change in Control; or (z) the greater of (x) and (y).

                  (3) In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a
         Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option. No Share Appreciation Right held by a


--------------------------------------------------------------------------------

         Section 16 Participant shall be exercisable by its terms within the first six months after it is granted, and a Section 16 Participant may only exercise a Share Appreciation Right during a period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company's sales and earnings.

                  (4) Share Appreciation Rights may be exercised by the participant's giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights he has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

                  (5) The manner in which the Company's obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant's Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

SECTION 10.  OTHER SHARE-BASED AWARDS.

         (a) GRANT. Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities and Share Awards or options valued by reference to Book Value or subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan.

         At the time the Shares or Other Share-Based Award is granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 10(b).

         The provisions of other Share-Based Awards need not be the same with respect to each participant.

         (b) TERMS AND CONDITIONS. Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                  (1) Subject to the provisions of this Plan and the Award agreement referred to in Section 10(b)(5) below, Shares awarded or subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. All Shares or Other Share-Based Awards granted under this Section 10 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods ) of six months and one day ("Minimum Holding Period").


--------------------------------------------------------------------------------

                  (2) Subject to the provisions of this Plan and the Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

                  (3) Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee, in its sole discretion.

                  (4) In the event of the participant's Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement with respect to any part of all of any Award under this Section 10, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant's death.

                  (5) Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

                  (6) Shares (including securities convertible into Shares) issued on a bonus basis under this Section 10 shall be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this
         Section 10 shall bear a price of at least 85% of the Fair Market Value of the Shares on the date of grant. The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

                  (7) In the event that any "derivative security", as defined in Rule 16a-1(c) (or any successor thereof) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 10 to any Section 16 participant, such derivative security shall not be transferable other than by will or by the laws of descent and distribution.

SECTION 11.  CHANGE IN CONTROL PROVISION.

         (a) IMPACT OF EVENT. At any time during the 365 days commencing with the date of either (1) a "Change in Control" as defined in Section 11(b) or
     (2) a "Potential Change in Control" as defined in Section 11(c), a majority of the "Continuing Directors" as defined in Section 11(e) (or one of the two Continuing Directors if only two Continuing Directors are then serving on the Board of Directors or the sole Continuing Director if only one Continuing Director is then serving on the Board of Directors) may cause the following provisions to take effect as stated and as of the date set forth in a Written Action (the "Written Action") adopted to that effect (that date, the "Accelerated Vesting Date") and if there are no Continuing Directors, the following provisions will automatically take effect:


--------------------------------------------------------------------------------

                  (1) Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

                  (2) Any Share Appreciation Rights shall become immediately exercisable;

                  (3) The restrictions applicable to any Restricted Shares, Deferred Shares Awards, Share Purchase Rights Awards and Other Share Based Awards shall lapse and such shares and awards shall be deemed fully vested; and

                  (4) The value of all outstanding Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be paid to the participant in cash in exchange for the surrender of those Awards on the basis of the "Change in Control Price" as defined in Section 11(d) as of the Accelerated Vesting Date;

     but the provisions of Sections 11(a)(1) through (3) shall not apply with respect to Awards granted to any Section 16 Participant which have been held by such participant for less than six months and one day as of the Accelerated Vesting Date.

         (b) DEFINITION OF CHANGE IN CONTROL. For purposes of Section 11(a), a "Change in Control" means the occurrence of any of the following: (i) the Board or shareholders of the Company approve a consolidation or merger that results in the shareholders of the Company immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger or consolidation; (ii) the Board or shareholders of the Company approve the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company; (iii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or becomes the beneficial owner of securities of the Company representing 25% or more of the voting power of the Company's outstanding securities; or (iv) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board of Directors, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

         (c)   DEFINITION OF POTENTIAL CHANGE IN CONTROL. For purposes of
         Section 11(a), a "Potential Change in Control" means the happening of any one of the following:

                  (1) The approval by the shareholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

                  (2) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing [15%] or more of the combined


--------------------------------------------------------------------------------
         voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

         (d) CHANGE IN CONTROL PRICE. For purposes of this Section 11, "Change in Control Price", means the greater of: (a) the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, when applicable, the occurrence of the Potential Change in Control event), and (b) the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded), at any time during the 60-day period immediately preceding the date on which the Continuing Directors execute a Written Action relating to that Change in Control or Potential Change in Control, in each case as determined by the Committee.

         (e) DEFINITION OF CONTINUING DIRECTOR. For purposes of this Section 11, a "Continuing Director" means an individual who was a member of the Board of Directors immediately prior to the date of a Change in Control or a Potential Change in Control and is a member of the Board of Directors at the time a Written Action relating to that Change in Control or Potential Change in Control is taken.

SECTION 12.  AMENDMENTS AND TERMINATION.

         The Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made which would impair the rights of a participant under an Award theretofore granted, without the participant's consent. The Company shall submit to the shareholders of the Company for their approval any amendments to the Plan which are required by Section 16 of the Exchange Act or the rules and regulations thereunder, or Section 162(m) of the Code, to be approved by the shareholders.

         The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made which would impair the rights of a participant under an Award theretofore granted, without the participant's consent; nor shall any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any
Section 16 participant holding the Award without the participant's consent.

         Subject to the above provisions, the Board shall have all necessary authority to amend the Plan to make into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 13.  UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.


--------------------------------------------------------------------------------

SECTION 14.  GENERAL PROVISIONS.

         (a) The Committee may require each Participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for such shares to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

         (d) For purposes of this Plan, a transfer of a participant between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.

         (e) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment, of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Section 16 participant to settle such tax withholding obligation with Shares that is part of such Award shall be subject to approval by the Committee, in its sole discretion. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (f) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall only be permissible if sufficient Shares are available under


--------------------------------------------------------------------------------

         Section 3 for such reinvestment (taking into account then outstanding Stock Options, Share Purchase Rights and other Plan Awards).

         (g) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

         (h) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

         (i) The provisions of Awards need not be the same with respect to each participant.

SECTION 15.  SHAREHOLDER APPROVAL; EFFECTIVE DATE OF PLAN.

         The Plan was adopted by the Board on June 18, 1996 and is subject to approval by the holders of the Company's outstanding Shares, in accordance with applicable law. The Plan will become effective on the date of such approval.

SECTION 16.  TERM OF PLAN.

         No Award shall be granted pursuant to the Plan on or after May 30, 2006, but Awards granted prior to such date may extend beyond that date.


--------------------------------------------------------------------------------

                             BOYKIN LODGING COMPANY
                                   P_R_O_X_Y

    The undersigned hereby appoints ROBERT W. BOYKIN, PAUL A. O'NEIL and ROBERT
A. WEIBLE, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of Boykin Lodging Company to be held at the Cleveland Airport Marriott, 4277 West 150(th) Street, Cleveland, Ohio 44135, on Tuesday, May 25, 1999, at 10:00 a.m., local time, or any adjournment thereof, and to vote the number of common shares of Boykin Lodging Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as follows:

    1. / / FOR (except as noted below), or / / WITHHOLD AUTHORITY to vote for, the following nominees for election as directors, each to serve until the next annual meeting of the shareholders and until his successor has been duly elected and qualified: Robert W. Boykin, Raymond P. Heitland, Albert
       T. Adams, Lee C. Howley, Jr., Frank E. Mosier, William H. Schecter and Ivan J. Winfield.

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE,
                      WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

       _________________________________________________________________________

    2. / / FOR, / / ABSTAIN, or / / AGAINST the proposal to approve an increase of 700,000 in the number of common shares reserved for issuance under the Boykin Lodging Company Long-Term Incentive Plan.

    3.  On such other business as may properly come before the meeting.

    THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR, IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                                               Receipt of the Notice of Annual
                                               Meeting of Shareholders and Proxy
                                               Statement dated April 19, 1999,
                                               is hereby acknowledged.

                                               Dated ____________________ , 1999

                                               _________________________________

                                               _________________________________

                                               _________________________________
                                                         SIGNATURE(S)

                                               (PLEASE SIGN EXACTLY AS YOUR NAME
                                               OR NAMES APPEAR HEREON,
                                               INDICATING, WHERE PROPER,
                                               OFFICIAL POSITION OR
                                               REPRESENTATIVE CAPACITY.)